                                                                    EXHIBIT 10.2
                            JOINT VENTURE AGREEMENT
                            -----------------------

     THIS AGREEMENT is made as of this 21st day of May, 1997 between SLIGOS/MARBEN S.A. (on behalf of itself and MARBEN S.A.), a French limited liability company having its registered office at 1 avenue Newton, 92142 Clamart, France and represented by Gilles Arditti, as authorized signatory (hereinafter "Sligos/Marben") and DSET CORPORATION, a New Jersey corporation having its principal office at Bridgewater, New Jersey, U.S.A., and represented by its President, William McHale (hereinafter "DSET").

                                   RECITALS
                                   --------

     Sligos/Marben and DSET are engaged, among other things, in the manufacture, development, sale and distribution of the communications and telephone network management products described in Annex 1 hereto (the "Products"). DSET and
                                 -------
Sligos/Marben wish to combine their resources and efforts in order to promote the distribution of the Products in Europe and Israel (as further defined below, the "Territories") on the terms and conditions set forth in this Agreement. In furtherance thereof, DSET and Sligos/Marben have agreed to form a French societe
                                                                         -------
anonyme (the "Company") on the terms and conditions set forth herein.
-------

     NOW, THEREFORE, IT IS AGREED as follows:


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings unless the context requires otherwise:

     1.    Affiliate as applied to any party, or any other person or entity,
           ---------
shall mean any person or entity controlling, controlled by or under common control with such person or entity. For purposes hereof "control" shall mean ownership of more than 50% of the voting rights of another entity, or the power to designate a majority of the directors of or the principal manager of another entity, or any contract or other arrangement by which one person or entity is able to substantially determine the policies or actions of another person or entity.

     2.    Board shall mean the board of directors (conseil d'administration) of
           -----                                    ------------------------
the Company.

     3.    Breach shall mean the material breach by any party of any of its
           ------
obligations hereunder, and in addition shall be deemed to include for purposes hereof (a) any act, or omission to act, in bad faith that results in a Deadlock or that prevents the resolution of an existing Deadlock, and (b) any Change of Control of either party.

     4.     Change of Control of a party means whenever any person or entity or
            -----------------
group of persons or entities acting together shall acquire, beneficially or otherwise, equity securities of any party that represent in excess of fifty percent (50%) of the voting power of all outstanding equity securities of such party generally entitled to vote for the election of directors (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions).

     5.     Closing Date shall mean the date on which the last to occur of the
            ------------
following actions has occurred:

            (a) formation of the Company and contribution of the capital by the Shareholders, as provided in Article II of this Agreement; and

            (b)  signature of the Distribution Agreements by all parties thereto

     6.     Company shall mean the company formed pursuant to Article II of this
            -------
Agreement.

     7.     Deadlock shall have the meaning given to such term in Article III.2
            --------
and Article VIII.1.

     8.     Distribution Agreements shall mean the distribution agreement
            -----------------------
between DSET and the Company and the distribution agreement between Sligos/Marben and the Company as provided in Article V.5 of this Agreement;

     9.     Effective Date shall mean the date this Agreement becomes effective
            --------------
which, upon signature by the parties, shall be the date first appearing above.

     10.    FF shall mean the legal currency of the Republic of France.
            --

     11.    Initial Term shall mean the period commencing on the Effective Date
            ------------
and ending on the second anniversary of such Effective Date.

     12.    Products shall mean the products as described in Annex 1 and Joint
            --------                                         -------
Product shall mean the Joint Product described therein, the definitive terms of which shall be agreed by the parties not later than 60 days after the date hereof.

      13.   Service Agreement shall mean the management and administrative
            -----------------
services agreement between Sligos/Marben and the Company as described in Article
V.1 of this Agreement.

      14.   Shares and Shareholders shall mean respectively the issued and
            ------     ------------
outstanding shares of the capital stock of the Company and the holders of the Shares.

      15.   Territories shall mean, collectively to the extent permitted by law,
            -----------
all member-states of the European Union and all other countries on the continent of Europe (but not including, with respect to any of the foregoing, the overseas territories or possessions of any such country which are not located on the European continent) and the State of Israel.

     16.  Technology Provider shall mean the party hereto (or its Affiliate as
          -------------------
the case may be) that is providing the Products and related services identified in this Agreement, as required by the context.


                                  ARTICLE II
                                  ----------
                             FORMATION OF COMPANY
                             --------------------

     1.   Formation. As promptly as practicable after the date hereof, the
          ---------
parties shall cause the Company to be formed under the laws of France as a societe anonyme having the Articles of Association (statuts) attached hereto and
---------------                                     -------
made a part hereof as Annex 3 (the "Articles").
                      -------

     2.   Name. The Company shall be called "[_________________] S.A.", or such
          ----
other name as the parties shall agree.

     3.   Purpose. The purpose of the Company shall be the promotion,
          -------
distribution and sale of the Products in the Territories.

     4.   Commencement of Operations. The Company shall commence operations as a
          --------------------------
company "in formation" upon the Effective Date of this Agreement, the parties having initialed and signed the Company's original French language Articles together with the signature of this Agreement. The parties agree that the Board and the shareholders, at the first duly called meeting of each such body, shall notify and approve all actions taken in good faith by the President and Chief Operating Officer (and any person acting under this authority) on behalf of the Company prior to the immatriculation of the Company with the Company Register.

     5.   Transition of Sales Opportunities. The Company shall make royalty
          ---------------------------------
payment to DSET in the amount of 80% of revenues earned by it for DSET products and maintenance sold to the following customers for the identified projects during May or June 1997.


    Customer            Country             Project             Expected
    --------            -------             -------             --------
    Origin              NL                  ASN.1               Q2
    Pirelli             IT/USA              CPM                 Q2
    Siemens             DE/TW               M-CATS              Q2
    Efrat               IL                  Q-Adapt             Q2
    Nicotra             IT                  Q-Adapt             Q2
    Sodalia             IT                  Manager             Q2
    Italtel*            IT                  SBS                 Q2
    Italtel*            IT                  SBS2                Q2
    Italtel*            IT                  ATM-CC              Q2
    Teledata            IL                  Win Q-A             Q2/Q3
    Thomson             FR                  ATNSI               Q3
    Ericsson            IT                  WLL (TR-303)        Q3


    Bosch               DE                  SDH                 Q3
    EniNet              IT                  Q-Adapt             Q3
    Aselsan             TR                  PABX                Q3

* With respect to the Italtel projects referred to above, the parties agree that a reduced royalty rate to be reasonably determined will be payable in light of the prior contribution of Sligos/Marben to the sales effort.


                                  ARTICLE III
                                  -----------
                       CAPITAL AND SHAREHOLDER FINANCING
                       ---------------------------------

     1.   Initial Capital.
          ---------------

          (a)  Initial Capital. The initial capital of the Company shall be Two
               ---------------
Million Seven Hundred and Fifty French Francs (FF 2,750,000) represented by Twenty Seven Thousand Five Hundred (27,500) Shares fully paid in cash of FF 100 each. The allocation of capital shall be (i) 14,000 Class A Shares subscribed by Sligos/Marben, and (ii) 13,750 Class B Shares subscribed by DSET. The rights of Class A and Class B Shares shall be as set forth in the Company Articles, including without limitation with respect to any dividends which, if declared, shall be distributed to the Shareholders on a pro rata basis in accordance with their percentage interest in the capital of the Company.

          (b)  Payment of Initial Capital. As promptly as practicable after the
               --------------------------
date hereof and not later than May 30, 1997, Sligos/Marben and DSET each shall pay to the Company in cash and in full the amount set opposite its name below as payment for the foregoing Class A or Class B Shares being respectively purchased by them:

          Sligos/Marben:     FF 1,400,000 (approximately USD 250,000)
          DSET:              FF 1,375,000 (approximately USD 245,000)

     2.   Additional Capital.
          ------------------

          If during the Initial Term, the Board unanimously agrees that the Company requires further capital and the parties hereto are unable to agree on the amount or manner of advancing such capital to the Company, either party may by notice to the other party within thirty (30) days of the Board meeting at which such deadlock is formally notified to the Board elect to treat such impasse as a "Deadlock" that will thereupon be subject to the provisions of
Article VIII.1.


                                  ARTICLE IV
                                  ----------
                             MANAGEMENT OF COMPANY
                             ---------------------

     1.   Board of Directors. The Company's Board shall consist of four (4)
          ------------------
directors (administrateurs), two (2) of whom shall be elected from among the candidates designated by the Class A Shareholder and two (2) of whom shall be elected from among the candidates designated by the Class B Shareholder. The directors shall be elected for a duration of three (3) years. The President (President-Directuer General) of the Company shall be nominated by the Board from among the directors elected by the Class A Shareholder. The Board shall initially consist of Jean-Pierre Ansart, Valerie Ajzenberg, William McHale and Paul Lipari. Board meetings will be held not less often than once per quarter, shall be held in the English language, and shall be held in Paris, France unless otherwise agreed by all the members of the Board, except that one Board meeting per year will be held in Bridgewater, New Jersey if so requested in writing by the members of the Board designated by the Class B Shareholder. The agenda for such meetings shall include, but shall not be limited to, a presentation by the Chief Operating Officer of the Company on any lost sales from the previous quarter. The Board shall undertake an analysis of all lost opportunities in relation to the products being sold, and shall endeavor to provide the individual parties with any suggested product improvements or enhancements necessary to maintain product competitiveness.

     2.   Special Voting Requirements. The President of the Company shall
          ---------------------------
have the authority to commit the Company vis-a-vis third parties except for the actions described in Article 20 of the Articles and further listed below which shall each require the unanimous prior approval of the Board:

     (a) the determination of the annual budget, including the investment budget and the financing plan, as well as any decision which has the effect of increasing the expenses of the Company in a given fiscal year beyond the budget set for such fiscal year;

     (b) the approval of the annual accounts, including the distribution of any dividends;

     (c) any acquisition or disposition of any interest in any company, partnership, trust or similar entity

     (d) the hiring or dismissal of any employee whose annual gross remuneration exceeds or shall exceed FF 300,000 per year, as well as the establishment or modification of the Company's remuneration policy;

     (e) any proposal to increase the Company's capital and, more generally, to modify the Company's Articles;

     (f) any borrowings or loans in an aggregate amount (on a cumulative basis) in excess of FF 500,000 (or its currency equivalent);

     (g) the purchase, sale or transfer of any kind to a third party of any of the Company's assets or property having a value in excess of FF 30,000 other than in the ordinary course of the Company's business;

     (h) the issuance of any type of guarantee by the Company on behalf of a third party, and more generally, any agreement in which the Company guarantees the full performance of a third party's obligations;

     (i) the entering into of any agreement between the Company and one or more of its Shareholders or an Affiliate of a Shareholder, other than the Service Agreement and the

Distribution Agreements, and any modifications or amendments thereto, including the Service Agreement and the Distribution Agreements;

       (j) the modification of the Company's purpose of the undertaking of any activity other than those within the purpose of the Company as described in
Article II.3;

       (k) any decision relating to the use of any name or trademark as contemplated by Article VI.1;

       (l) the selection and removal of the President or the Chief Operating Officer (Directeur General) of the Company; and

       (m) the commencement or settlement of any litigation.

       3.     President and Management. The management of the day-to-day affairs
              ------------------------
of the Company shall be entrusted to the President and, in particular, the Chief Operating Officer. The management of the Company including the Chief Operating Officer will be selected by the President in consultation with and, where required by Article IV.2(d), subject to the approval of the Board. The initial Chief Operating officer shall be Karim Jammal. The President or the Chief Operating Officer shall meet (in person or via video conference) at least once per month with one director of the Company nominated by the Class B Shareholder in order to review operations.

       4.     Access to Information. Each member of the Board shall be entitled
              ---------------------
to receive such information relating to the Company's business, as he or she may reasonably request, and the President shall use his or her best efforts to respond promptly to any such request for information. The President shall, in addition, cause to be prepared and provided to each member of the Board and to each Shareholder a quarterly report on the activities of the Company in such form as the Board shall determine.


                                   ARTICLE V
                                   ---------
                             OPERATIONS OF COMPANY
                             ---------------------
       1.     Services OF Sligos/Marben. On or prior to the Closing Date, the
              -------------------------
Company shall enter into an annual exclusive management and administrative service agreement with Sligos/Marben in the form of Annex 4 hereto (the "Service
                                                    -------
Agreement") providing for rendering certain administrative services to the Company as provided therein.

       2.     Commercial Strategy. The Company's commercial strategy will be
              -------------------
determined by the Board upon the proposal of the President. The President shall inform the Board of the status of the Company's implementation of its strategy on a regular basis, and shall from time to time as may be appropriate under the circumstances provide written status reports with respect thereto.

       3.     Financial Goal. The parties confirm that their expectation is that
              --------------
the Company will be self-sufficient and profitable, and will have achieved minimum annual revenues of FF 10,000,000 (before tax), by the end of the second year of the Initial Term.

    4.   Overhead Expenses.  It is the parties' intention that overhead expenses
         -----------------
be kept as low as reasonably possible. General overhead expenses shall include all customary expenses of a general and administrative nature, and in particular shall include the cost of the Company's full-time employees responsible for business management, marketing and service, the negotiation of contracts and the organization of financial controls for the Company, and the cost of the Service Agreement. Legal expenses shall be included in overhead, and where such legal expenses of the Company are incurred by a party hereto for the benefit of the Company, they may be charged back to the Company by such party, provided that no such expenses in excess of FF 50,000 may be charged back by either party in any one year without the prior majority consent of the Board. Notwithstanding the foregoing, all reasonable operating expenses already incurred on behalf of the Company by the parties prior to its formation shall be charged back to the Company by and reimbursed to each party. However, legal expenses incurred by each party in connection with the preparation of this Agreement and otherwise in connection with the formation of the Company and the setting up of its activities shall be borne by the party concerned, except for expenses incurred for the incorporation of the Company which shall be borne in equal shares by the parties.

     5.   Distribution.  On or prior to the Effective Date, the Company shall
          ------------
enter into with each of Sligos/Marben and DSET a distribution agreement (the "Distribution Agreements") substantially in the form of Annex 5 (with respect to
                                                        -------
DSET, and on such terms, mutatis mutandis with respect to Sligos/Marben),
                         ------- --------
pursuant to which the Company shall be granted to exclusive right to promote, distribute and sell the Products in the Territories for an initial term of two years renewable for a period of one year and on the terms provided therein. The parties agree that if at any time during the 10-month period following the Effective Date, DSET makes an acquisition of a company that is engaged in the manufacture and distribution of products similar to the Products hereunder, the parties will meet promptly to discuss what if any changes may be desirable to the provisions of this Agreement or to such Distribution Agreements (including the possibility that such Distribution Agreements should become non-exclusive), provided that the foregoing shall create no obligation on either party to agree to any such changes, it being understood that only such changes as may be negotiated in good faith and agreed in writing at the time of such discussions shall be binding on the parties.

     6.   Distributors/Systems Integration.  The parties agree that the Company
          --------------------------------
shall used its best efforts to enter into distribution agreements with DSET's and Sligos/Marben's existing distributors for the Products, and that such new distribution agreements shall replace any existing agreements with such distributors, provided that the Company shall not be required to assume any pre-existing obligation of either DSET or Sligos/Marben to such distributors. The parties agree that the Company shall actively recruit and enter into agreements with multiple distributors and systems integrators, and that all such distributors and systems integrators shall enter into agreements on substantially the same terms and conditions, as well as such product discounts, as the Board shall determine from time to time. The parties further agree that the Company shall not enter into any such agreement with an Affiliate of one of the parties except with the unanimous consent of the Board.

     7.    Maintenance Services.  It is the intention of the parties that the
           --------------------
Company will sell maintenance contracts, either directly or through its network of resellers (sub-distributors, agents or system integrators).

Maintenance is comprised of two components.

           1. Technical support that can be accessed via the e-mail or phone to ask operational questions, request enhancements or to report bugs in the software. If technical support is required on-site by the customer, each party agrees to provide such support on standard terms but at a preferred rate of 25% off the then currently published rate.

           2. Software updates (which include maintenance releases, point releases and major upgrades) that are automatically shipped to customers that have valid maintenance contracts.

Technical Support will be divided onto three levels:

     Level 1: Provides answers to customers questions about the operation of the software products.

     Level 2: Provides a "debugging" process that assists in isolating the problem area which will be reported to the Technology Provider for resolution.

     Level 3: The Technology Provider will generally be responsible to provide solutions to problems reported above in accordance with its standard procedures.

Financial transactions for Maintenance Contracts:

           (a) The entity that sells the maintenance contract to the customer will be entitled to 20% of value of the maintenance contract. The entity that sells the contract could be the Company or one of its resellers.

           (b) The provider of Level 1 and Level 2 support will be entitled to 30% of the value of the maintenance contract and will be the Company, unless otherwise agreed by the parties.

           (c) The Technology Provider who provides Level 3 support receives the remaining 50% to implement Level 3 and the software update service.

     8.    Discounting Authority. If the Company needs to discount the published
           ---------------------
list price of the products by more than 30% to win new business, the parties agree it must first get approval from the party which is the Technology Provider of the respective products. If the Company plans to implement any specific marketing programs that require special discounts other than those in the ordinary course of business, it shall likewise obtain the prior approval from the appropriate Technology Provider.

     9.     Financial Reporting.  The Company shall use all reasonable efforts
            -------------------
to provide profit/loss, balance sheet and cash flow statements to the Technology Providers within 15 business days of the close of each fiscal quarter. These quarterly reports do not need to be audited.

     The Company shall use all reasonable efforts to provide audited profit/loss, balance sheet and cash flow statements to the Technology Providers within 35 business days of the close of a fiscal year.


                                  ARTICLE VI
                                  ----------
                         INTELLECTUAL PROPERTY MATTERS
                         -----------------------------

     1.     Trademarks.  The Products shall be sold by the Company in the
            ----------
Territories only under such trademarks or marks as will be decided by the Board that are not confusingly similar to any trademark currently owned by either party, or subsequently owned and notified by either party to the Company. All trademarks, brand names, trade names, and logos relating to the Products currently owned or used by either party (collectively, "Product Identification Rights", which for the avoidance of doubt do not include the Company name and logo and any trademarks approved by the Board as provided above), shall continue to be the sole and exclusive property of the party which makes such Product Indentification Rights available for use by the Company. The Company shall have the right to use the Product Indentification Rights in a responsible manner in connection with the commercialization of the Products free of charge during the term of this Agreement. The Company shall take all reasonable steps to protect the Producer Indentification Rights from infringement by third parties in the Territories.

     2.     Placement of Logos and Marks.  The Products and all promotional
            ----------------------------
materials used by the Company in launching, promoting and advertising the Products in the Territories shall bear the name and logo of the party which has developed the respective Product, the words "manufactured by [applicable party]", and "marketed and distributed by (insert name of Company)", but the Company's name and logo shall be given prominence.

     3.     Rights to Other Intellectual Property.
            -------------------------------------

            (a) Each party will be the exclusive owner of any and all patents, know-how or other intellectual property relating to the development or manufacturing or registration of the Products developed or manufactured by such party, and shall not hereby convey any rights in such intellectual property to the Company. Each party shall make available to the Company free of charge during the term of this Agreement such client lists, market reports, promotional surveys, training materials, and other reports, data, or programs as it may have developed prior to the date of this Agreement in connection with the promotion, marketing, distribution and sale of its other such Products, but all such pre-existing materials shall remain the property of the party that developed such materials.

          (b) Any intellectual property developed by the parties or their respective Affiliates jointly with or by the Company, including without limitation, promotional materials, market reports, promotional surveys, training materials and other similar reports, or data developed in connection with the commercialization of the Products ("Joint Venture Intellectual Property") shall be the property of the Company. To the extent the Joint Venture Intellectual Property incorporates or uses a commercial concept or plan, invention (whether patentable or otherwise), trademark, copyrightable material, software or data base developed and used generally by either party in the conduct of their respective other businesses, each hereby grants to the Company, for the term of this Agreement, free of charge, the right to utilize such software, data base or other intellectual property solely in connection with the commercialization of the Products.

     4. Post-Termination Rights. Following the termination of this Agreement for
        -----------------------
any reason, each of Sligos/Marben and DSET (a) shall have the right, free of charge, to use any or all of the Joint Venture Intellectual Property (other than the Company name and logo and any trademarks approved by the Board as provided in Article VI.1 above, which shall not be used by either party except as the parties may hereafter agree in writing), (b) shall have the non-exclusive right to promote, distribute and sell the Products of the other party in the Territories for a period of one year following such termination on substantially the same terms as provided in the Distribution Agreements (and on the basis that the counterparty to each such Distribution Agreement is not the Company but the other party or such other exclusive distributor with which such party may contract during such period), and each of Sligos/Marben and DSET agrees to enter into a successor distribution agreement with the other party on such terms, and such other terms as the parties may agree, promptly after the termination of this Agreement, and (c) for a period of two months following such termination, agrees not to make any offer of employment to any employee of the Company that was previously employed by the other party, except with the prior written consent of the other party.

                                  ARTICLE VII
                                  -----------
                          EXCLUSIVITY/NON-COMPETITION
                          ---------------------------

     1. Subject to Article IX.2(d) below, in order to properly support the operations and the development and to maximize the value of the business of the Company, each party agrees (and agrees to cause its Affiliates to comply with the terms hereof), that except as otherwise expressly provided herein, neither it nor its Affiliates shall engage in the Territories in, or form or participate in the Territories by equity ownership or otherwise in or with any other person or entity which engages in, or otherwise competes in the Territories with the Company in relation to, the distribution of products substantially similar to the Products or otherwise in direct competition with the Company.

     2. Product Competitiveness. Both parties agree that it is in the best
        -----------------------
interest of the respective parties to continue to modify and enhance their Products. The parties agree to share with each other their product development plans and information about the resources dedicated to implementing these plans.

     Additionally, each Technology Provider shall, the extent feasible, provide trained personnel to satisfy customer requirements for porting to unique platforms or customizing the Products to work in a customer's environment.


                                 ARTICLE VIII
                                 ------------
                   DEADLOCK/BREACH/RESTRICTIONS ON TRANSFER
                   ----------------------------------------

     1.    Board Deadlock.
           --------------

           (a)   Deadlock. If, after the Initial Term, the Board fails at any
                 --------
time to agree upon an issue the resolution of which requires a unanimous decision of the Board as provided herein, or as expressly contemplated by
Article III.2 (a "Deadlock"), then during a period of forty-five (45) days after the Deadlock (the "Discussion Period") the parties shall meet to discuss the reasons for the Deadlock and to consider solutions to propose to the Board to resolve the Deadlock. During the Discussion Period the parties shall not proceed to commence any court or other dispute resolution proceeding which may be available to the parties. The parties shall use their best efforts not to involve management of the Company (other than the President) in, and to keep confidential from, management of the Company any matter constituting the subject of a Deadlock. Communications to management, if any, with respect thereto will be made by the President. In the event the Deadlock has not been resolved by the Board within the Discussion Period, then in addition to any rights available to the parties for breach of contract of otherwise at law, either party shall have the rights set forth in Article IX.2 hereof.

     2.    Breach. In the event any party (the "Breaching Party") shall be in
           ------
Breach of any of its obligations hereunder and such Breaching Party shall have failed to cure such breach within thirty (30) days (the "Cure Period") after receiving written notice of such breach from the Company or from the non-Breaching Party (an "Uncured Breach"), then the non-Breaching Party, in addition to any other remedies available to it for breach of contract or otherwise at law, shall have the rights set forth in Article IX.2 hereof.

     3.    Sale to Third Parties.
           ---------------------

           (a) The parties hereto hereby agree that, during the Initial Term, they shall not sell, encumber, pledge, or otherwise dispose of their Shares, unless such disposition has been approved by the Board pursuant to the provisions of the Articles or to an Affiliate, as provided in the following sub-paragraph.

           (b) Any party may transfer its Shares to an Affiliate of such party, provided (1) such transferring party holds more than 50% of the outstanding voting shares of such Affiliate (for purposes hereof, a "Corporate Affiliate"),
(2) such Corporate Affiliate enters into an agreement to be bound by the terms and conditions of this Agreement and agrees to re-transfer such Shares to the transferring party if at any time during the effectiveness of this Agreement such Corporate Affiliate ceases to be a Corporate Affiliate of such transferring party, and (3) the transferring party shall continue to remain liable hereunder and shall be liable for any breach by its Corporate Affiliate of the terms hereof, and agrees to repurchase the Shares from such Corporate Affiliate if at any time during the effectiveness of this Agreement such Corporate Affiliate ceases to be an Corporate Affiliate of such transferring party.


                                  ARTICLE IX
                                  ----------
                             TERM AND TERMINATION
                             --------------------

     1.   Term. This Agreement shall be effective as of the Effective Date and
          ----
shall continue in effect in accordance with its terms for as long as the parties or their Affiliates continue as Shareholders of the Company. In the event one party delivers a Liquidation Notice as defined in and provided by Article XI.2 below, the provisions of that Article shall prevail over any other contradictory provisions of this Agreement.

     2.   Certain Procedures for Winding Up Operations.
          --------------------------------------------

          (a) Either party may cause the operations of the Company to be wound up as hereinafter provided:

          (i) During a period commencing six (6) months prior to the end of the Initial Term the parties shall meet to discuss the performance of the Company during such Initial Term. If the parties have not by the end of such period agreed in writing on the basis on which the operations of the Company shall be continued, then either party shall be entitled to require that the operations of the Company be wound up and its assets distributed to Shareholders in accordance with the provisions of this Article set forth below by giving written notice to that effect (a "Liquidation Notice") to the other party and the Company not later than four (4) months following the expiration of the Initial Term. If no Liquidation Notice is given within such four (4) month period, the Company shall continue its operations as otherwise contemplated by this Agreement and the Initial Term shall thereupon by extended for an additional two (2) year period.

          (ii) In addition to the foregoing, in the event of the occurrence of a Deadlock, any party shall be entitled to require that the operations of the Company be wound up and its assets distributed to Shareholders in accordance with the provisions of this Article set forth below by sending a Liquidation Notice to the other party and the Company at any time after but not later than sixty (60) days following the expiration of the applicable Discussion Period with respect thereto. If no Liquidation Notice is given within such sixty (60) day period, the Company shall continue its operations as otherwise contemplated by this Agreement.

          (iii) In addition to the foregoing, in the event of the occurrence of an Uncured Breach, the non-Breaching Party shall be entitled to require that the operations of the Company be wound up and its assets distributed to Shareholders in accordance with the provisions of this Article set forth below by sending a Liquidation Notice to the other party and the Company at any time after but not later than sixty (60) days following the expiration of the applicable Cure Period with respect thereto. If no Liquidation Notice is given within such sixty
(60) day period,
     the Company shall continue its operations as otherwise contemplated by this Agreement.

         (iv) In addition to the foregoing, in the event where either (1) during the Initial Term the Company incurs losses in any fiscal year in excess of FF 250,000 or (2) after the Initial Term, incurs losses in any fiscal year which when added to losses carried forward exceed the amount of the share capital of the Company, the parties shall meet during the first quarter following the relevant fiscal year to discuss the Company's position and to determine whether to wind up or continue the Company's operations. If no agreement in writing is reached between the parties prior to the end of such quarter, then either party shall be entitled to require that the operations of the Company be wound up and its assets distributed to Shareholders in accordance with the provisions of this Article set forth below by sending a Liquidation Notice to the other party and the Company at any time after but not later than thirty (30) days following the end of the applicable first quarter. If no Liquidation Notice is given within such thirty (30) day period, the Company shall continue its operation as otherwise contemplated by this Agreement.

         (b) Following the delivery of a Liquidation Notice by either party, and subject to Article IX.2(c) below, the Board shall proceed to wind up the affairs of the Company in accordance with its obligations to creditors and employees and as otherwise required by French law. Subject thereto, each party hereto shall be entitled to cause the Company to transfer or grant back to such party all property rights that were transferred or granted by such party to the Company, subject to the provisions of Article VI hereof.

         (c) The exclusively and non-competition obligations of the parties as defined in this Agreement shall, unless otherwise agreed by the parties at such time, automatically terminate upon the delivery of a Liquidation Notice by either party. This Agreement shall terminate upon the effective liquidation of the Company, except as specifically provided herein.


                                   ARTICLE X
                                   ---------
                         GOVERNING LAW AND ARBITRATION
                         -----------------------------

     1.  Governing Law. This Agreement shall be interpreted and governed by the
         -------------
laws of the Republic of France, without giving effect to the rules of conflict of law.

     2.  Arbitration. All disputes arising in connection with this Agreement
         -----------
shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") by one or more arbitrators appointed in accordance with the rules of the ICC, or by such other arbitration body as the parties may mutually agree at the time of such dispute. The arbitration shall be conducted in Paris in the English language. Each party shall bear its own costs, including attorney fees, except that the costs of the arbitration shall be borne as the arbitrators determine. Any award of the arbitrators shall be final and binding on the parties and enforceable in any court having jurisdiction.

                                  ARTICLE XI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     1.    Confidentiality. The parties agree to keep confidential all
           ---------------
information they have or may obtain about or with respect to the Company and its activities, including without limitation its production and development projects and commercial strategy, to the same extent as if such activities were being conducted directly by such parties themselves. The foregoing is in addition to the confidentiality obligations of the parties pursuant to their agreement dated May 28, 1996.

     2.    Invalidity. In the event that any provision of this Agreement should
           ----------
be or become wholly or partly invalid, the validity of the remaining provisions shall not be affected thereby; rather, the parties shall be obliged to act in good faith to replace the invalid provision by a provision which achieves the business purpose intended by the invalid provision to the extent legally permissible.

     3.    No Agency or Partnership. Nothing contained in this Agreement shall
           ------------------------
constitute or be deemed to create a partnership between the parties hereto or constitute any person the employees or agent of another party.

     4.    Expenses. Except as otherwise provided herein, each party shall bear
           --------
its own costs for counsel retained in connection with the execution of this Agreement and the agreements referenced herein.

     5.    Language. This Agreement, the Service Agreement and the Distribution
           --------
Agreements shall be concluded in English, and the Articles shall be concluded in French. The parties have prepared and attached as part of each such annexed document an English translation for convenience only which they accept as correct.

     6.    Other Agreements. The other agreements annexed to this Agreement are
           ----------------
referenced herein but not incorporated as part of this Agreement and upon signature by the parties thereto shall constitute separate agreements in accordance with their terms.

     7.    Integration and Amendment. This Agreement and the agreements and
           -------------------------
documents referenced in the annexes hereto constitute the entire understanding and agreement of the parties about the subject matter of their transaction and shall supersede any prior understandings and agreements. Any amendment of this Agreement shall be in writing and signed by the duly authorized officers of the parties.

     8.    Notices. Notices, demands or documents to be delivered to any party
           -------
must be given by registered mail, with return receipt requested, by telex or by facsimile to the following addresses of all the parties:

          (a) If to the Purchaser, to:

              DSET
              1011 U.S. Highway 22
              Suite 100
              Bridgewater, New Jersey 08807
              USA
              Attention: Stacy Lettie
              Tel: 00 1 908 526 7500
              Fax: 00 1 908 526 3435

          (b) If to the Seller, to:

              Axime-Sligos
              Immeuble Ile de France
              3 place de la Pyramide
              92067 Paris La Defense 9 Cedex
              Attention: Gilles Arditti
              Tel: 01 49 00 90 21
              Fax: 01 49 00 96 20

              with a copy to:

              Wilkie Farr & Gallagher
              21-23 rue de la Ville l'Eveque
              75008 Paris
              Attention: John R. Flanigan
              Tel: 01 53 43 45 00
              Fax: 01 40 06 96 06

or to any other address which the respective party may notify to the other parties as provided above.

      9.  Cooperation.  The parties undertake after the Effective Date to
          ------------
execute all applications to the Register of Commerce which may be required to form the Company.

      10. Counterparts.  This Agreement may be signed in one or more
          -------------
counterparts each of which shall constitute an original and all of which together shall constitute one agreement.

      11. Accession.  The parties shall cooperate to cause the Company to
          ----------
execute a copy of this Agreement prior to the Closing Date for the sole purpose of complying with its obligations as defined in the following sentence. By executing this Agreement, the Company agrees to cooperate with the parties, to act in good faith and to use reasonable efforts to perform the provisions of this Agreement to be performed by them.

      12. Counsel.  The parties agree that the legal department of Sligos/Marben
          -------
may from time to time provide legal services to or as required by the Company pursuant to the Service Agreement, but that in the event of a conflict among the Board or the Shareholders for which the Board or the Company requires separate counsel, the Company shall engage independent outside counsel for such purpose.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SLIGOS/MARBEN S.A.

By: /s/ G. Arditti
    ------------------------
    G. Arditti

DSET CORPORATION

By: /s/ W.P. McHale, Jr.
    ------------------------
    W. P. McHale, Jr.

                            JOINT VENTURE AGREEMENT


                                    Annexes
                                    -------



                 Annex 1            Products

                 Annex 2            [Blank]

                 Annex 3            Articles

                 Annex 4            Service Agreement

                 Annex 5            Distribution Agreement (Not
                                    included - Original executed
                                    simultaneously herewith

                                                              Annex 1 to JV Agt.
                                                              ------------------



 .  SLIGOS MARBEN Products:

-  OSIAM products including part or all of the following entities:

     -  Kernel,

     -  Generic Porting Kit Tool,

     - Unix Users Space Porting Kit Tool including the Core PKU Product, the PKS access method, the XTI/TLI access method, the Socket access method,

     - Unix streams porting kit tool including the Core PKS Product, the RFC1006 access method, the TPI provider, the APLI Library, the user mailbox (USRMBX) for local PKU, the user mailbox (USRMBX) for local PKS,

     - Real-time porting kit tool including the Core PKX Product, the Ethernet access methods, the user mailbox for local PKX,

     - Windows NT Porting Kit including the Core PKNT Product, the Socket access method, the user mailbox for local PKNT, the EICON access method,

     -  ASN.1 BER encoding/decoding engines,

     -  ASN.1 PER encoding/decoding engines,

     -  CONS LAYER,

     -  CLNS LAYER,

     -  ES/IS

     -  IP OVER X.25,

     -  IS/IS Level 1,

     -  IS/IS Level 2,

     -  TARP Protocol Engine,

     -  TL1 Entity,

     -  Transport Class 0,2,3,4 Over CONS,

     -  TP0/RFC1006,

     -  Transport Class 4 Over CLNS,

     -  CLTS Over CLNS,

     -  Transport Relay MSDSG,

        - Session (V1, V2),

        - CTS WAN Session and Transport Responders,

        - Presentation Entity,

        - FTAM Entity,

        - FTAM Initiator/Responder Entity

        - ACSE Entity,

        - FTAM Entity,

        - FTI/FTR (FTAM initiator/responder) Entities,

        - X.500 Directory Services including Extended Rose for X.500, DUA, DSA, DIB, XDS, LDAP, SERVER.

 . DSET Products:

        - DSET TMN Product Line products including part or all of the following entities: Distributed Systems Generator (DSG) including existing Hardware/OS dedicated versions, and including DSG Isode Interface, DSG APLI Interface, DSG One Stack Interface, DSG RETIX Stack Interface,

        - ASN.C/C++ TOOLKIT including C++ Language Support Interface, SNMP V2 Option Package, TCAP Support Package, Rose Support Package

        - GDMO Compiler,

        - GDMO Agent Toolkit including Scanner Function Option,

        - GDMO Agent Tester,

        - CMIP: Rose Protocols & Protocol Interface Modules,

        - CMIP Translator,

        - Cross Development Kits,

        - Visual Agent Builder,

        - Manager Code Generator,

        - GDMO Agent Emulator,

        - GDMO Manager Library,

        - OODB Interface,

        - DSET Interface for HP Overview.

 .   The Joint Product:

The Joint Product will be initially an integration of SLIGOS MARBEN's OSIAM with DSET's AGENT TOOLKIT with the following components: Kernel, DSG, Porting Kit(s), ASN.C, Transport, ROSE, Session, CMIP, Presentation, GDMO Agent Toolkit, Acse, GDMO Compiler. DSET's ROSE will be glued to SLIGOS MARBEN's ACSE/Presentation. The product shall be packaged to be shipped as a single product.

                                                Annex 3
                                                -------
                                                Translation for convenience only
                                                --------------------------------


                                     NAME

                                  Corporation
                      Registered capital of 2,750,000 FF
                              Registered office:





                     ------------------------------------

                           ARTICLES OF INCORPORATION

                     ------------------------------------

                                    PART I
                                    ------

                                 FORM - NAME;
                            PURPOSE; HEADQUARTERS;
                        EXISTENCE; ACTIVITY OF COMPANY



ARTICLE 1 - FORM

     There is hereby created among the holders of the shares created hereby and those which may be created in the future, a corporation (the "Company") which is subject to the law[s] and regulations in effect and to this Charter.


-[_______________]
[address omitted]

-[_______________]
[address omitted]

-[_______________]
[address omitted]

-[_______________]
[address omitted]

-[_______________]
[address omitted]

-[_______________]
[address omitted]

-[_______________]
[address omitted]

ARTICLE 2 - PURPOSE

The purpose of the Company is:

     (a) The promotion, distribution and sale, in Europe including the Central and Eastern European Countries, in Turkey and in the State of Israel, of software and telecommunication network management products, including the following products:

 . SLIGOS MARBEN Products:

-OSIAM products including part or all of the following entities:
      - Kernel,
      - Generic Porting Kit Tool,
      - Unix User Space Porting Kit Took including the Core PKU Product, the PKS access method, the XTI/TLI access method, the Socket access method,

      - Unix streams porting kit tool including the Core PKS Product, the RFC1006 access method, the TPI provider, the APLI Library, the user mailbox (USRMBX) for local PKU, the user mailbox (USRMBX) for local PKS,
      - Real-time porting kit tool including the Core PKX Product, the Ethernet access methods, the user mailbox for local PKX,
      - Windows NT Porting Kit including the Core PKNT Product, the Socket access method, the user mailbox for local PKNT, the EICON access method,
      - ASN.1 BER encoding/decoding engines,
      - ASN.1 PER encoding/decoding engines,
      - CONS LAYER,
      - CLNS LAYER,
      - ES/IS
      - IP OVER X.25,
      - IS/IS Level 1,
      - IS/IS Level 2,
      - TARP Protocol Engine,
      - TL1 Entity,
      - Transport Class 0,2,3,4 Over CONS,
      - TP0/RFC1006,
      - Transport Class 4 Over CLNS,
      - CLTS Over CLNS,
      - Transport Relay MSDSG,
      - Session (V1, V2),
      - CTS WAN Session and Transport Responders,
      - Presentation Entity,
      - FTAM Entity,
      - FTAM Initiator/Responder Entity
      - ACSE Entity,
      - FTAM Entity,
      - FTI/FTR (FTAM initiator/responder) Entities,
      - X.500 Directory Services including Extended Rose for X.500, DUA, DSA, DIB, XDS, LDAP, SERVER.

 . DSET Products:

      - DSET TMN Product Line products including part or all of the following entities: Distributed Systems Generator (DSG) including existing Hardware/OS dedicated versions, and including DSG Isode Interface, DSG APLI Interface, DSG One Stack Interface, DSG RETIX Stack Inteface,
      - ASN.C/C++ TOOLKIT including C++ Language Support Interface, SNMP V2 Option Package, TCAP Support Package, Rose Support Package
      - GDMO Compiler,
      - GDMO Agent Toolkit including Scanner Function Option,
      - GDMO Agent Tester,
      - CMIP: Rose Protocols & Protocol Interface Modules,
      - CMIP Translator,
      - Cross Development Kits,
      - Visual Agent Builder,
      - Manager Code Generator,
      - GDMO Agent Emulator,
      - GDMO Manager Library,
      - OODB Interface,

     - DSET Interface for HP Openview.

 .  The Joint Product:

The Joint Product will be initially an integration of SLIGOS MARBEN's OSIAM with DSET's AGENT TOOLKIT with the following components: Kernel, DSG, Porting Kit(s), ASN.C, Transport, ROSE, Session, CMIP, Presentation, GDMO Agent Toolkit, Acse, GDMO Compiler. DSET's ROSE will be glued to SLIGOS MARBEN's ACSE/Presentation. The product shall be packaged to be shipped as a single product.

     (b) The acquiring of shares and investing of funds in any similar or related companies, whether French or foreign, through the purchase of or subscription for stock or securities of whatever nature, by contribution in kind or by any industrial or commercial agreements, and generally by any activities related to the accomplishment of its corporate purpose;

     (c) In general, all financial, industrial, commercial, stock and securities transaction which are directly or indirectly related to its corporate purpose or which would be beneficial, would facilitate, encourage and develop its fulfillment in France and abroad.


ARTICLE 3 - NAME OF THE COMPANY

     The Company is called [_____________]

     Acts and documents issued by the Company to third parties, especially letters, bills, announcements and various publications, must have this company name, immediately preceded or followed by the clear words "societe anonyme" or the letters "SA", the amount of its capital, its location and the registration number of the Company on the Register of Commerce and Companies.


ARTICLE 4 - HEADQUARTERS OF THE COMPANY

     The Company's headquarters is at [______________].

     The headquarters may be moved to any other place in the same department or a neighboring department by decision of the Board of Directors, subject to the approval of this decision by the next ordinary general shareholders meeting, and to anywhere else in France if so decided by an extraordinary general meeting of the stockholders.


ARTICLE 5 - TERM

     The Company is established for a period of 99 years from the date of its registration with the Register of Commerce and Companies, unless it is dissolved or prolonged according to the law or by a decision of an extraordinary general meeting of the stockholders.

ARTICLE 6 - FISCAL YEAR

      The fiscal year of the Company will be [_____] to [_____] of each year.

            However, the first fiscal year of the Company will start as of the date of the company's registration with the Registry of Commerce until [______].

                                    PART II
                                    -------

                         CAPITAL OF THE COMPANY; STOCK

ARTICLE 7 - CAPITAL

      The capital of the Company is set at Two Million Seven Hundred and Fifty (2,750,000) Francs. This capital is divided into 27,750 shares of One Hundred
(100) Francs each, as follows:

      -    14,000 class A Shares subscribed by Sligos/Marben [_____], and
      -    13,750 class B Shares subscribed by DSET [_____].


ARTICLE 8 - FORM OF THE SHARES

       The Shares are nominative.

       Ownership of shares is demonstrated by their listing in the name of the owner or owners on the register maintained for this purpose by the Company in the manner dictated by law. Upon request, a certificate attesting to these shares will be supplied to the shareholder by the Company.


ARTICLE 9 - RIGHTS AND OBLIGATIONS ATTACHED TO OWNERSHIP OF SHARES

I. Each share conveys the rights and benefits which correspond to the proportion of the total capital it represents. It also gives the holder the right to vote and representation at general meetings, within legal and statutory limits. All shares transferred to a shareholder holding class A Shares are converted into class A Shares. All shares transferred to a shareholder holding class B Shares are converted to class B Shares.

II. Shareholders are liable up to the nominal amount of the shares they own. All calls for funds beyond that are forbidden. Rights and obligations adhere to shares regardless of the owner. Ownership of shares carries with it the obligation to adhere to the charter of the Company and the decisions of general meetings of shareholders.

III. Heirs or creditors at law or other representatives of a shareholder may not impose a lien on the goods or assets of the Company, nor may they demand its division or sale, or interfere in its administration; they must, for the enforcement of their rights, refer to the Company's corporate accounts and the decisions of the general meeting(s) of shareholders.

IV. Whenever it is necessary to own several shares to exercise a particular right, in instances of exchanges, groupings together, allocations of shares, or as a result of an increase or decrease in capital, merger or other Company action, the holders of single shares, or insufficient number of shares for the required purpose, can only exercise those rights if they make a private arrangement to group together and, eventually, buy or sell the necessary number of shares.

V. Unless forbidden by law, all fiscal exemptions or impositions or taxes to which the Company is liable, will be grouped together and will be imputed to all the shares before proceeding to distributions or refunds, during the term of the Company or upon its liquidation so that, taking into account their respective nominal values and rights, all the shares of a particular class will receive the same net amount.

ARTICLE 10 - INDIVISIBILITY OF SHARES - OUTRIGHT OWNERSHIP AND USUFRUCT

I. Shares are non-divisible with respect to the Company. Multiple owners of one share must be represented vis-a-vis the Company by a single owner, who will be considered the sole owner, or by a sole representative. In case of disagreement, the sole representative may be designated by the Court upon the request of a co-owner.

II. Unless otherwise agreed and notified to the Company, the right to vote in ordinary general shareholders meetings belongs to the usufructuary and the right to vote in extraordinary general shareholders meetings belongs to the outright owner.

ARTICLE 11 - ISSUANCE OF SHARES

[The shares subscribed for in cash will be issued when at least one-quarter of their par nominal value has been subscribed for and in certain cases the totality of their issuance premium. The balance must be paid in one or more installments, upon the request of the Board of Directors, within a period of five (5) years from the date of registration of the Company with the Commercial Registry, or from the date on which there is an increase of capital.

Calls for funds are made known to subscribers and shareholders at least fifteen
(15) days before the due date for each payment by a registered letter, return receipt requested, from the Board of Directors to each holder of record of shares, to the address provided by each of them on their subscription form. All delays in the payment of amounts due on the unpaid balance of shares entails, automatically and without the need for any formal action, payment of interest at the legal rate, beginning on the due date, without prejudice to the individual actions the Company may take against the defaulting shareholder and the measures of forced payment provided by law.]

ARTICLE 12 - CONVEYANCE AND TRANSFER OF SHARES

I. The shares are freely negotiable as of the time of the registration of the Company with the Commercial Registry of Commerce and Companies.

II. Except in cases of inheritance, of liquidation of assets and of community among spouses, of transfer, either to a spouse or to an ascendant or a descendant, or for the benefit of another shareholder, or of transfers intended to allow a Director to obtain the shares he required to exercise his functions and subject to provisions of paragraph III hereafter, transfer of shares to a third person who is not a shareholder is subject to the approval of the Company on the following conditions:

        1. In the event of a proposed transfer, the transferor must declare it to the Company by an extrajudicial act or by a registered letter, return receipt requested, giving the name, surname, profession and address of the transferee, or the name and headquarters if it is a company, the number of shares planned to be transferred and the offering price.

        This declaration should be accompanied by a written, irrevocable commitment by the transferee to acquire, on the condition of obtaining the approval which is the subject of this Article, the shares intended to be transferred on the conditions indicated by the transferor in his declaration to the Company. This declaration should be accompanied by the transfer papers.

        Before the expiration of a period of three (3) months from the date of receipt of this declaration by the Company, the Board of Directors is required to notify the transferor if it accepts or refuses the proposed transfer. If this notification is not given within the 3-month time limit, the approval is deemed given.

        The decision to approve requires a unanimous decision of the Directors present or represented. In accordance with the law and the present charter, the actual presence of a majority of the Directors is required. The decision does not need to be accompanied by reasons therefore, and, in the case of refusal, said decision cannot be approved for any claim(s) whatsoever.

        Within 10 days of a decision to accept or refuse, the transferor is to be informed by a registered letter, return receipt requested. In case of a refusal, the transferor has a right to eight (8) business days in which to make known, via the same means if he renounces this proposed transfer or does not.

        2. If the transferor does not renounce the transfer, the Board of Directors is required to arrange for the purchase of his shares, either by shareholders or by third parties, or, with the consent of the transferor, by the Company, by means of a reduction in capital, within a time-limit of three (3) months commencing with the date the transferor received the notice of refusal. In the case of a reduction in capital by the Company, the Board of Directors shall call an extraordinary shareholders meeting for the purpose of approving, in accordance with Article 14 below, the said reduction in capital.

        To this end, the Board of Directors will advise the shareholders of the planned transfer by registered letter, return receipt requested, inviting each shareholder to indicate the number of shares he wishes to acquire.

        Offers to buy should be addressed to the Board of Directors by the shareholders by registered letter, return receipt requested, within fifteen (15) business days of their receiving notice of the offer.

        The offered shares will be allocated among the buying shareholders by the Board of Directors proportionately to their interests in the capital and within their requests. If necessary, the shares not so allocated may be distributed by a drawing of lots - this being done by the Board of Directors in the presence of the buying shareholders or their duly appointed representatives
- to as many buying shareholders as there are shares to be allocated.

        3. If no offer to buy is received by the Board of Directors within the above-mentioned time, or if the offers are not sufficient for all the shares offered, the Board of Directors can have the offered shares bought by a third party.

        4. The shares can also be bought by the Company if the, transferor agrees. In this regard, the Board of Directors must first ask his agreement by registered letter, return receipt requested. The selling shareholder must make his response known within the eight (8) working days after receiving the request.

        If he agrees, the Board of Directors must convene an extraordinary general meeting of the shareholders for the purpose of deciding, if necessary on the buying back of the shares by the Company and the corresponding reduction in the capital of the Company. This meeting must be called soon enough to comply with the above-mentioned three-month time limit.

        In all cases of purchase or repurchase as described above, the price of shares shall be calculated as set forth in paragraph 6 below.

        5. If all the shares are not purchased or repurchased within the 3-month period beginning with the refusal of permission to transfer shares, the selling shareholder may consummate the sale of the original transferee, for all the transferred shares, notwithstanding the offers to buy some shares made under the conditions described above.

        This 3-month time limit may be extended by a non-appealable order of the President of the Commercial Court ruling in an emergency hearing, having duly convened the selling shareholder and the transferee.

        6. If the offered shares are acquired by shareholders or by third parties, the Board of Directors notifies the selling shareholder of the name, surname and address of the buyer.

        The price of the offered shares is agreed upon by the buyer and seller. If they cannot agree on a price, the price is determined by an expert, in accordance with the provisions of Article 1843-4 of the Civil Code.

The fee of the expert is paid one-half by the seller and one-half by the buyer(s).

        7. The transfer to the name of the designated buyer or buyers is recorded officially by the signature of the President of the Board of Directors or a delegate of the Board without requiring that of the holder of the shares. That holder is advised, by registered letter, return receipt requested within eight (8) days of the determination of the price, to present himself to the corporate headquarters to be paid the price, which does not accrue interest.

        8. The provisions of this Article are applicable in all cases of transfer between living persons, whether free or paid, even when the transfer is made by reason of a public adjudication in a court judgment. These provisions are also applicable in Company contributions in kind, partial transfers of shares, of merger or scission.

        9. The approval clause which is the subject of this Article, can also apply to transfer of rights in an increase in capital by incorporation of reserves or profits.

        It is also applicable in cases of transfer of rights of subscription to an increase in capital by capital calls.

        In either case, the right of approval and the conditions to repurchase stipulated in the present article apply to subscribed shares and the time limit given to the Board of Directors, to notify third party subscribers if it does or does not accept them as subscribers, is 3 months commencing with the date of the completion of the increase in capital.

        In the case of a repurchase, the price to be paid is equal to the price of new shares, determined in accordance with the provisions of Article 1843-4 of the Civil Code.

III. During the first two years of existence of the Company, any shareholder may transfer its shares to an Affiliate, i.e., any person or entity controlling, controlled by or under common control with such person or entity (for purposes hereof "control" shall mean ownership of more than 50% of the voting rights of another entity, or the power to designate a majority of the directors of or the principal manager of another entity, or any contract or other arrangement by which one person or entity is able to substantially determine the policies or actions of another person or entity) of such shareholder, provided such transferring shareholder holds more than 50% of the outstanding voting shares of such Affiliate.


ARTICLE 13 - INCREASE OF CAPITAL

I. The capital of the Company may be increased either by the issuance of new shares or by an increase in the nominal value of existing shares. New shares are issued, either for cash or set-off against due and payable debts on the Company or by incorporation of reserves, profits or issuance premiums, or by contributions in kind, or by conversion of bonds. New shares are issued either at their face value or at an amount increased by an issuance premium.

II. Only an extraordinary general shareholders meeting has the power, upon recommendation of the Board of Directors, to increase the capital.

     If the increase in capital is accomplished by incorporation of reserves, profits or issuance premiums the general meeting decides under the requirements of quorum and majority vote required for ordinary general meetings.

     An increase in capital by an increase in the nominal value of the shares can only be decided with the unanimous consent of the shareholders, unless it is done by incorporation of reserves, profits or issuance premiums.

     The general meeting can delegate to the Board of Directors the powers necessary to effect one or more increases in capital, to decide how such increase will take place, when they are completed, and proceed to the corresponding modifications of the charter.

III. An increase in capital must be completed within a time period of five (5) years from the general meeting which decided or authorized it.

IV. Increase of capital in cash:

(a)  Conditions precedent
     --------------------

     The former capital must be entirely paid in prior to the issuing of new shares for cash, or the increase can be declared null and void.

     If the new shares are paid in by means of set-off against debt, this must be evidenced by the Board of Directors approving the financial statements as certified as correct by the official auditors.

(b)  Preferential right to subscribe
     -------------------------------

     1. Each shareholder will have a preferential right to subscribe for newly issued shares of the same class of shares the shareholder is currently holding, proportionate to his share of the capital.

     2. Shareholders will be informed of the issuance of new shares and conditions therefrom by registered letter, return receipt requested, at least six (6) days before the date of the opening of the subscriptions.

     3. If some shareholders do not subscribe to shares for which they have an absolute right, and if the extraordinary general meeting authorizes it, the shares thus made available will be allocated to shareholders who subscribed for a larger number of shares than they had an absolute right to subscribe for, proportionally to the subscription rights they had and within the limits they had requested.

      If the subscriptions by absolute right and the allocations made by virtue of non-absolute right subscriptions do not add up to the total of the increase in capital, the Board of Directors may, if the conditions require, according to its choice and in the order it chooses, use the means provided by law to limit the increase in capital to the subscriptions received, allocate the shares not subscribed for among persons of its choosing or offer all or part of the non-subscribed shares to the public.

(c)   Cancellation of preferential rights to subscribe
      ------------------------------------------------

      The general shareholders meeting that decides to increase capital can vote to cancel preferential rights to subscribe. Upon penalty of nullification of the proceedings, it must so decide based on the report of the Board of Directors and on that of the official auditors.

      In this case the provisions of paragraph (b) above will not apply, and the issued shares will be of class [__].

(d)   Subscription
      ------------

      Subscription for issued shares is evidenced by a subscription form drawn up as required by the law and regulations in effect; it is dated and signed by the subscriber. Funds derived from subscriptions in cash are deposited in the manner provided by law. The increase in capital is deemed completed on the date of the certificate established by the depository of the funds. The withdrawal of the funds can be effected by a representative of the Company, after the issuance of a certificate of the depositary of the funds.

      If the increase in capital is not accomplished within a period of six (6) months from the opening of the subscription, all subscribers may apply to the Court for the appointment of a representative who will withdraw the funds and return them to the subscribers, less the cost of distribution.

V.  Increase of capital by incorporation of reserves
    ------------------------------------------------

      The general shareholders meeting can decide to issue shares which are allocated to the shareholders without charge by inclusion in the share capital, of profits, reserves or issuance premiums. In case of the issuance of new shares to shareholders following incorporation of reserves, profits or issuance premiums the right thus given may be sold or transferred.

VI. Increase in capital by capital contributions in kind
    ----------------------------------------------------

      In case of capital contributions in kind, one or several appraisers are named by the Court, upon request of the President of the Board of Directors, for the purpose of appraising on their own responsibility, the value of these contributions. Their report is made available to the shareholders at the Company headquarters, at least eight (8) clays before the date of the extraordinary general meeting.

      This meeting, conducted in the manner set forth in Article 30 of the present charter, approves the appraisal of the capital contribution and states the increase in the capital. If the meeting reduces the valuation of the capital contribution the express approval of this change by the contributors or their representatives is required. If this in not obtained, the increase in capital does not take place.

ARTICLE 14 - REDUCTION OF CAPITAL

1. A reduction in capital is authorized or decided by an extraordinary general shareholders meeting, subject to the rights of creditors, if any, who can delegate all powers to the Board of Directors to bring it about. In no case can these diminish the equality of rights of the shareholders.

      A reduction in capital may be carried out either by a reduction in the number of shares or by a reduction in the nominal value of the shares. If the reduction of capital is by a reduction in the number of shares, the shareholders must buy or transfer, as applicable, the numerous shares which are lacking or in excess in order to permit the exchange of new shares for old shares.

      The plan for the reduction in capital is communicated to the official auditors at least 45 days before the general meeting of shareholders which has been called to rule on the plan. The meeting rules on the report of the auditor who indicated his understanding of the reasons for and conditions of the reduction.

      When the Board of Directors, as designated by a vote of the general shareholders meeting, effects the transaction, it draws up a formal report which it duly notified in legal journals and it proceeds to make the appropriate changes in the charter.

If the reduction is not due to losses, the creditors and bond holders can oppose the reduction decided upon the by the general meeting in a manner consistent with the law and regulations.

II. The Company may not buy its own shares. However, (a) the Board of Directors may determine to purchase the Company's shares if the conditions specified in
Article 12.II.2 above are met, provided that the general shareholders meeting determines to cancel said shares by a reduction in capital in accordance with the provisions of this Article 14 and (b) the general assembly which approved the reduction in capital not due to losses may authorize the Board of Directors to buy a specific number of shares for purposes of cancelling them, under the conditions prescribed by law.

III. A reduction of capital to an amount below the premium amount required by law must be followed by an increase which brings the amount back up to this minimum amount, unless, within the same time limit, the Company was changed into another form of company. Failing this, any interested party may apply to the Court to dissolve the Company, pursuant to Article 37 of the present charter. If the situation is regularized before the Court rules, the dissolution will not be granted.

                                   PART III
                                   --------

                           MANAGEMENT OF THE COMPANY


ARTICLE 15 - THE BOARD OF DIRECTORS

1. The Company is managed by a Board of Directors made up of not less than 3 nor more than 24 members, unless there is a legal exception in cases of mergers.

      No more than one-third of the active Directors may be more than 70 years old. When this number is exceeded, the oldest Director will be deemed to have retired by the end of the general meeting approving the financial statements for the period in which the excess occurred.

      The maximum term of a Director is 3 years. The term of a Director expires at the end of the ordinary general shareholders meeting approving the financial statements for the year during which the term of such Director expires. Directors may always be reelected. They may be removed at any time by the ordinary general shareholders meeting.

II. Directors may be natural persons or legal entities. In the latter case, when named, the legal entity must designate a permanent representative who is subject to the same conditions and responsibilities and who is liable to the same civil and penal risks as if he were a director in his own name, without prejudice to the joint and several liabilities of the legal entity he represents.

        The mandate of the permanent representative designated by the legal entity which is a Director, is given for the time of the latter's mandate. It must be confirmed at each renewal of the mandate of the legal entity as a Director. If the legal entity revokes the mandate of its permanent representative, it must immediately inform the Company, by registered letter, of such revocation as well as the identity of its new permanent representative. The same is true in case of the death, resignation or prolonged disability of the permanent representative. The designation of a permanent representative or the ending of his mandate is subject to the same formalities of publication as it would be if he were a director in his own name.

III. In case of vacancy of one or more Directors by death or resignation, without the number of Directors left falling below the legal minimum, the Board of Directors may, if it is between two general meetings, appoint temporary Directors. The appointment of temporary Directors made by the Board of Directors are submitted for ratification at the next ordinary general shareholders meeting. If they are not ratified the previous decisions and acts of the Board of Directors remain valid.

        If the number of Directors is below the legal or statutory minimum, this or these Directors, or, failing that, the auditor(s) must immediately call an ordinary general meeting of the shareholders to complete the Board of Directors.

IV. The Directors who are physical persons may not serve on a total of more than eight (8) Boards of Directors or supervisory boards of corporations headquartered in metropolitan France, except for exceptions allowed by law.

V. An employee of the Company may be named a Director.

VI. Directors must own at least one share. Directors may be appointed who are not shareholders but they must become shareholders within a time limit of three
(3) months, or they will be deemed to have resigned their office.

ARTICLE 16 - OFFICERS OF THE BOARD

        The Board of Directors appoints from among its members who are physical persons a President whose term they decide, although this term may not extend beyond his term as Director, and whose age may not be over 70 years. When the President reaches this age, he is deemed to have resigned from office. The Board of Directors also appoints, if it deems it useful, one or several Vice Presidents whose terms it also sets, though not for longer than their terms as Directors.

        In case of absence or disability of the President, meetings of the Board of Directors are presided over by the Vice President, or the most senior Vice President if several have been appointed. Failing this, the Board designates one of its members to be President of that meeting.

        The Board may likewise appoint a secretary, who is not a member of the Board.

        The President, Vice Presidents and Secretary may always be re-elected.

ARTICLE 17 - MEETINGS OF THE BOARD OF DIRECTORS

I. The Board of Directors meets as often as the interest of the Company requires pursuant to the convocations of the President and not less often than once per quarter, or of at least one-third of its members, even if the last meeting was less than two (2) months earlier. The meeting takes place at the Company's headquarters or at any other place indicated in the convocations. The convocations to a meeting must be given at least five (5) days in advance by letter, telegram, fax or telex. It may be verbal and immediate if all the Directors consent. All convocations to meetings should indicate the main order of business for the meeting.

II. for the meeting to be valid, a majority of the Directors must be actually present. Subject to provisions of Articles 12 and 20, decisions are by a vote of the majority of the members present or represented, each Director having one vote and able to represent only one other Board member. In case of a tie, the President of the meeting does not cast the deciding vote.

III. An attendance list is kept which is signed by the Directors present at the meeting of the Board. Proof of the number of Directors in office and their appointment vis-a-vis third parties results from the notification formalities of their appointment as required by law.

IV. The deliberations of the Board of Directors are recorded in minutes kept in accordance with the legal requirements in effect and signed by the President of the meeting and a Director, or, if the President is unable to do so, by two Directors; Copies or extracts of these minutes are certified by the President of the Board of Directors, a general manager, or the Director temporarily appointed to the functions of President or another responsible person appointed for the task.

ARTICLE 18 - POWERS OF THE BOARD OF DIRECTORS

        The Board of Directors has the fullest powers to act in the name of the Company and to make or authorize all things relating to the activities of the Company as such are stated in its purpose. In its relations with third persons, the Company is bound even by those acts of the Board of Directors which do not devolve from its purpose, unless it can prove that the third person knew that the act exceeded that purpose or that he could not help but know it given the circumstances, except that the simple publication of the charter does not suffice to constitute this proof.

        All administrative acts, including any measure not expressly reserved to the general meeting of shareholders by law and this charter are within the competence of the Board of Directors.

        The Board of Directors may delegate to the representatives of its choosing any of its powers which are conferred on it by law and this charter. It can create committees to study questions which it or the President request be examined.

ARTICLE 19 - REMUNERATION OF DIRECTORS

I. The ordinary general shareholders meeting may allocate to Directors compensation for attendance at Board meetings; this expense will be carried in the general accounts of the Company and continued until decided otherwise by the general shareholders meeting. The Board of Directors will divide this remuneration among its members as it sees fit.

II. The remuneration of the President of the Board of Directors and of the general managers is set by the Board of Directors. If may be fixed or proportional or a combination of both.

III. The Board of Directors may allocate exceptional remunerations for assignment or tasks conferred on certain Directors. In that case, such remunerations are changed to development expenses and submitted to the ordinary general shareholders meeting for approval.

IV. No remuneration, permanent or not, other than those provided for herein, may be allocated to the Directors unless they are bound to the Company by an employment contract.


ARTICLE 20 - MANAGEMENT

1. The President of the Board of Directors is responsible for the general management of the Company and he represents the Company in its relations with third persons with the fullest powers, within the limits of its corporate purpose, subject always to the powers expressly reserved to the general shareholders meeting or the Board of Directors under the law.

          The President binds the Company even in the event he acts beyond the corporate purpose, unless it can be proven that the third party knew that the act went beyond its purpose or that he could not fail to know it given the circumstances, except that the simple publication of the charter does not suffice to constitute this proof.

          However, for internal purposes and without this provision being valid an binding vis-a-vis third parties, it is expressly agreed that the President can perform all management acts in the interests of the Company, with the exception of the acts listed below, which must first be authorized by a prior unanimous decision of the board of directors:

          (a) the determination of the annual budget, including the investment budget and the financing plan, as well as any decision which has the effect of increasing the expenses of the Company in a given fiscal year beyond the budget set for such fiscal year;

          (b) the approval of the annual accounts, including the distribution of any dividends;

          (c) any acquisition or disposition of any interest in any company, partnership, trust or similar entity;

          (d) the hiring or dismissal of any employee whose annual gross remuneration exceeds or shall exceed FF 300,000 per year, as well as the establishment or modification of the Company's remuneration policy;

          (e) any proposal to increase the Company's capital and, more generally, to modify the Company's Articles;

          (f) any borrowings or loans in an aggregate amount (on a cumulative basis) in excess of FF 500,000 (or its currency equivalent);

          (g) the purchase, sale or transfer of any kind to a third party of any of the Company's assets or property having a value in excess of FF 30,000 other than in the ordinary course of the Company's business;

     (h) the issuance of any type of guarantee by the Company on behalf of a third party, and more generally, any agreement in which the Company guarantees the full performance of a third party's obligations;

     (i) the entering into of any agreement between the Company and one or more of its Shareholders or an Affiliate (as defined in Article 12) of a Shareholder;

     (j) the modification of the Company's purpose of the undertaking of any activity other than those within the purpose of the Company;

     (k)  any decision relating to the use of any name or trademark;

     (l) the selection and removal of the President and of the Chief Operating Officer of the Company; and

     (m)  the commencement or settlement of any litigation.

All limitations on the powers of the President resulting from these clauses or from decisions of the Board of Directors have no effect vis-a-vis third parties.

     The President of the Board of Directors has the ability to sub-delegate his powers to as many representatives as he shall designate.

     In case of a temporary impediment or of the death of the President, the Board of Directors can name a Director to fulfill the functions of the President. In case of an impediment, this nomination is of limited duration and renewable. In case of death, it is valid until the election of a new President.

II. Upon the proposal of the President, the Board of Directors may appoint a general manager and, in the cases provided for by law, two (2) or five (5) general managers. These general managers must be natural persons; they cannot be more than 65 years old. When they reach this age limit, they are considered to have resigned from office. They can be chosen from among the Directors or not, except when the Company has five general managers; in that case, at least three of them must be Directors.

     A general manager may be removed by the Board of Directors at any time, upon the request of the President. In case of death, resignation or removal, unless decided otherwise by the Board of Directors, he will continue with his function and title until the appointment of a new general manager.

     Together with the President, the Board of Directors determines the scope and duration of the powers given to the general managers. The general managers have, vis-a-vis third parties, the same powers as the President. When a general manager is a Director, his appointment may not be for longer than his mandate.

III. All acts and commitments relating to the Company, of whatever nature, are validly signed by the President, or, if need be, by the Director temporarily performing the functions of the President, by the general manager, as well as by anyone qualified given special powers, each acting to the extent of their powers.

IV. Each member of the Board shall be entitled to receive such information relating to the Company's business, as he or she may reasonably request, and the President shall use his or her best efforts to respond promptly to any such request for information. The President shall, in addition, cause to be prepared and provided to each member of the Board [and to each Shareholder] a quarterly report on the activities of the Company in such form as the Board shall determine.

ARTICLE 21-AGREEMENTS BETWEEN THE COMPANY AND ONE OF ITS DIRECTORS OR GENERAL MANAGERS

I.    (a) Agreements requiring approval
          -----------------------------

            Any agreement between the Company and one of its Directors or general managers must have the prior consent of the Board of Directors. It is the same with respect to agreements in which a Director or general manager is an indirectly interested party or in which he contracts with the Company through an intermediary.

            Prior consent is also required for agreements between the Company and another company if one of the Directors or general managers of the Company is the owner, responsible party, manager, director, general manager or member of management or the supervisory board of that company.

        (b) Agreements not requiring approval
            ---------------------------------

            The above requirements are not applicable to agreements relating to the day to day operations of the Company entered into under usual circumstances.

        (c) Procedure for approval
            ----------------------

            The interested Director or general manager must inform the Board of Directors, as soon as he becomes aware of it, that there exists an agreement covered by paragraph (a) above. The Board of Directors rules on the requested authorization. The interested Director or manager may not participate in the vote.

            The President of the Board of Directors notifies the official auditor-of the agreements authorized pursuant to paragraph (a) above within a time limit of one month from the conclusion of the agreement.

            When agreements concluded and approved in previous fiscal years are continued into the most recent fiscal year, the official auditor is notified of this situation within one month of the close of the fiscal year.

            The official auditor must prepare and deposit at the Company headquarters, before the end of the third month following the end of the fiscal year and, in any case, at least fifteen (15) days before the ordinary general shareholders meeting, a report on the agreements. He then presents it to the meeting which votes on it. The interested party may not participate in the vote and his shares are not taken into account in calculating the quorum and the majority.

             The agreements which are approved and disapproved by the general shareholders meeting are binding on third parties except when they are invalidated in cases of fraud.

             Even without fraud, results prejudicial to the Company arising from agreements not preapproved, may be the responsibility of the Director or general manager concerned and, eventually, of the other members of the Board of Directors.

      (d)   Lack of authorization by the Board of Directors
            -----------------------------------------------

      Without prejudice to the responsibilities of the interested Director or general manager agreements of the type covered in paragraph (a) of this Article which are entered into without the prior consent of the Board of Directors may be cancelled if they have consequences which are prejudicial to the Company.

      The statute of limitations for an action for cancellation is three (3) years from the date of the agreement. However, if the agreement was concealed, the statute of limitations begins to run on the day the agreement was made public.

      A vote of the general shareholders meeting acting on a special report of the official auditor, explaining the circumstances why the approval process was not followed, can bar an action for cancellation. The interested party may not participate in this vote and his shares are not taken into account in the calculation of the quorum or majority.

II. Under penalty for cancellation of the contract, Directors, other than legal entities, are prohibited from borrowing from the Company, to have the Company cover an overdraft, or to have it guarantee or cover their engagements with third parties.

      This same prohibition applies to general managers and permanent representatives of Directors which are legal entities. It also applies to the spouses, ascendants and descendants of the persons specified in this Article, as well as to any intermediary.


ARTICLE 22 - PURCHASE BY THE COMPANY OF ASSETS BELONGING TO A SHAREHOLDER

      When the Company, within the two years following its registration, acquires assets belonging to a shareholder, and whose value is at least equal to one-tenth of the capital of the Company, an appraiser named by the Court, following a request by the President of the Board of Directors, shall appraise the value of said assets.

      The appraiser's report and the other documents required by law are put at the disposal of the shareholders. The ordinary general shareholders meeting must approve the valuation of the assets, or the sale can be cancelled. The seller has no voice in the discussion, neither on his own behalf nor as a representative.

      However, these measures do not apply when the acquisition was made on the stock market, under the supervision of a judicial authority, or in the context of the on-going operations of the Company and under normal conditions.

                                    PART IV
                                    -------

                               OFFICIAL AUDITOR


ARTICLE 23 - AUDITORS

           The financial audit of the Company's books and records is carried out by one or more official auditors appointed and exercising their profession in accordance with law. One or several deputy auditors who are called upon to replace one or more of the official auditors in case of refusal, impediment, resignation, death or removal, are appointed at the same time as the titular official auditors and for the same period of time. The titular official auditors and the deputies are appointed for a period of six (6) fiscal years. They are always eligible for re-appointment.

           The official auditor must give to the Board of Directors the reports prescribed by law, so that the latter can hold them at the disposal of the shareholders.


                                    PART V
                                    ------

                         GENERAL SHAREHOLDERS MEETINGS


ARTICLE 24 - PURPOSE OF GENERAL MEETINGS

I. The regularly constituted general shareholders meeting represents all the shareholders. Its decisions, taken in accordance with law and the charter are binding on all shareholders, even those who are absent, incompetent, or dissident.

II. Depending on the proposed resolutions, collective decisions of the shareholders are taken by the extraordinary general shareholders meeting or the ordinary general shareholders meeting.


ARTICLE 25 - CONVOCATION OF GENERAL SHAREHOLDERS MEETINGS

I. A general shareholders meeting is convened by the Board of Directors. Failing this, it can be convened by the official auditor, by a representative named by the President of the Court of Commerce in an emergency proceeding ("refere") at the request of all interested parties or one or more shareholders holding at least one-tenth of the shares, or by the liquidators.

II. Notice is given by a convocation sent (fifteen) 15 days prior to the date of the general meeting by a letter sent to each shareholder, containing the specifics prescribed by law.

III. When a general shareholders meeting is not able to deliberate normally due to a lack of the required quorum, the second general meeting is convened at least six (6) days before the scheduled meeting date. The notice letters to this second general meeting repeats the date and agenda of the first in the same as was the first.

IV. The notice of convening of a general shareholders meeting should give the location of the meeting. This can be the Company headquarters or another site chosen by the Board of Directors.

V. Any general shareholders meeting called in an irregular manner can be cancelled. However, an action for cancellation is not admissible by the court if all of the shareholders were present or represented.

ARTICLE 26 - AGENDA OF THE GENERAL SHAREHOLDERS MEETING

I. The agenda of the general shareholders meeting is set by the person calling the meeting.

II. However, one or more shareholders representing at least 5% of the capital of the Company may request the addition of proposed resolutions to the agenda; this is done by letter sent to the headquarters by registered mail, return receipt requested. The request should be accompanied by the text(s) of the proposed resolution(s), and can also include a brief explanation of the reasons for the resolutions. The President of the Board of Directors must acknowledge receipt of proposed resolutions by registered letter within five (5) days of receipt. These proposed resolutions, which should be communicated to the shareholders, are added to the agenda and voted upon by the general meeting.

III. The general shareholders meeting may not deliberate on a question which is not on the agenda. Nevertheless, it can always remove one or more Directors and proceed to their replacement. The agenda of the general shareholders meeting cannot be changed at a second general meeting.

ARTICLE 27 - ADMISSION TO GENERAL SHAREHOLDERS MEETINGS

I. Any shareholder has the right to attend general meetings and participate in their deliberations in person or via a proxy, regardless of how many shares he owns, upon a simple verification of his identity and inscription on a share registry maintained by the Company at least two days before the general meeting.

II. Any shareholder may have himself represented by his or her spouse or by another shareholder. In such case, the representative must prove his mandate. Any shareholder can also send a proxy to the Company without the name of his representative. All blank proxies will be considered votes in favor of the resolutions proposed to the general meeting by the Board of Directors. Legal representatives of legally incapacitated shareholders and physical persons representing legal entity shareholders participate in meetings, whether they themselves are shareholders or not.

III. A shareholder may vote by mail on a form prepared by and sent to the Company in the manner prescribed by law. This form must be received by the Company three (3) days before the general meeting, or it will not be counted.

ARTICLE 28 - ATTENDANCE LIST - BUREAU - MINUTES

I. An attendance sheet will be kept at every meeting, with the information required by law. This attendance sheet, duly signed by the shareholders present and the representatives and to which is appended the powers given to each representative, and if needed, the form for voting by mail, is to be certified correct by the bureau of the meeting.

II. The meetings are presided over by the President of the Board of Directors or, in his absence, by a Vice-President or by a Director specially delegated for that purpose by the Board. If the meeting was called by the official auditor(s) the meeting will be presided over by one of them. Finally, if there is no one specifically suited or designated to preside over the meeting, the meeting will elect its own President.

        The functions of vote inspectors are performed by the two shareholders who, present and willing, have the greatest number of shares, of themselves or as representatives of others.

        The bureau thus constituted selects a secretary, who may not be a shareholder.

        The functions of the members of the bureau are to verify, certify and sign the attendance list, help maintain order during the discussions and sessions, keep track of and verify the votes, avoid irregularities in counting of votes, and verify that the minute are taken.

III. The deliberations of the general meetings of shareholders are recorded in minutes kept by the members of the bureau and signed by them. These minutes indicate the date and place of the meeting, the method of convocation, the agenda, the composition of the bureau, the number of shares voting and the quorum attained, the documents and reports submitted to the meeting, a summary of the debates, the texts of the resolutions put to the vote and the results of the votes. The minutes are recorded in a special register maintained at the headquarters in the manner directed by law.

        If, due to a lack of a quorum, a general meeting cannot deliberate normally, minutes to that effect are drawn up by the bureau of that meeting.

        Copies or extracts of the minutes of general meetings of shareholders are validly certified by the President of the Board of Directors or by a Director exercising functions of a general manager. They can also be certified by the secretary of the general meeting. In the case of the liquidation of the Company, they are validly certified by one liquidator.


ARTICLE 29 - QUORUM - RIGHT TO VOTE

I. In ordinary and extraordinary general shareholders meetings, the quorum is calculate on the total of shares comprising the share capital of the Company, minus the shares which cannot vote under the law.

        In the case of votes by mail the quorum is calculated including those shares of shareholders who sent in their form within tile specified time both
(i) when the meeting is called upon to vote on resolutions on the agenda or on a proposal which intends or would have the effect of amending or rendering partly or completely inoperative a resolution on the agenda and (ii) when the meeting is called upon to vote on a question raised or a resolution proposed in the session.

II. The right to vote attached to shares is proportionate to the capital those shares represent. Each share of capital or "actions de jouissance" (shares to be redeemed prior to liquidation) conveys the right to a vote.

        However, the Company shares owned by one or several companies which it controls directly or indirectly do not have the right to vote.

        In the case of votes by mail, the shares of shareholders who sent in their forms within the specified time participate in the voting both (i) when the meeting is called upon to vote on a question raised or a resolution proposed in the session.

        However, when the proposal put to the vote is meant to or would have the effect to amending or rendering partly or totally inoperative a resolution on the agenda, or when the meeting is called upon to vote on a question raised or a resolution proposed in the session, the shares are considered voted against the proposal or against the question raised or the resolution proposed in the session, whatever the sense of the vote on the resolution.

III. The vote is taken and the votes can be indicated by raising hands, or sitting and standing or by roll-call, depending on the decision of the bureau of the meeting.

ARTICLE 30 - EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

I. Only the extraordinary general meeting has the power to modify the charter at any time. It cannot, however, increase the commitment of the shareholders, except for operations resulting from a regroupment of shares effected in the usual manner.

        The extraordinary general meeting can change the nationality of the Company, on the condition that the new country has concluded a special agreement with France allowing the acquisition of its nationality, the transfer of the headquarters to its territory, and the retention of the legal personality of the Company.

        The meeting can change the Company into another kind of company according to the law and regulations. It can merge the Company with another company, divide it, transfer part of its stock to another company which is formed or to be formed, these transactions must be in accordance with applicable laws and regulations.

        An extraordinary general meeting that decides to increase capital by contributions in kind takes on the characteristics of a constituent meeting and is regulated by the law.

II. An extraordinary general meeting can only deliberate validly if the shareholders present or represented by proxy own at least, for the first convocation, half and, for the second convocation, a quarter of the shares entitled to vote. Lacking the latter quorum, the second general meeting can be postponed to a later no more than two months later than the original date. This meeting will rule by a two-thirds vote of the shares of shareholders present or represented.

ARTICLE 31 - ORDINARY GENERAL SHAREHOLDERS MEETING

I. The ordinary general meeting makes all decisions other than those that are reserved to the extraordinary general meeting by law and the present charter. It exercises the powers given to it by law and especially, but not limited to, the following:

        - it appoints and removes Directors and official auditors;

        - it names members to the Board of Directors and ratifies the temporary appointment of Directors;

        - it votes on the report of the official auditor relating to agreements between the Company and its managers which were approved by the Board of Directors;

        - it discusses, approves, amends or rejects the financial statements and sets the dividends to be distributed as well as the new carry-forwards: it decides the make-up of reserve funds; it determines amounts to be allocated to reserves; it decides distributions; it decides the use or allocation of issuance premiums, if needed;

   - it sets the amount of Directors' fees for meetings;

   - it authorizes the issuance of bonds, as well as guarantees in connection therewith;

   - it ratifies the transfer of headquarters decided by the Board of Directors; and

   - it authorizes the acquisition of goods from a shareholder under the conditions in Article 22 above.

     The ordinary general meeting meets at least once a year, within the six (6) months after the close of the fiscal year. However, this time period may be extended, upon request of the Board of Directors by order of the President of the Commercial Court, acting upon request.

     After the reading of its report, the Board of Directors submits to the meeting the balance sheet, the profit and loss statements and the annexes. Also, the official auditor explains in his report how he fulfilled his legal duties.

II. An ordinary general meeting can only deliberate validly upon a first convocation if the shareholders present or represented hold at least one-quarter of the shares having the right to vote. In a second convocation, no quorum is required. Resolutions must be adopted by a majority of the votes held by shareholders present or represented.

ARTICLE 32 - INFORMATION FOR SHAREHOLDERS

     Every shareholder has the right, at all times, to see documents necessary for him to understand and have an informed opinion on the management and financial affairs of the Company. The nature of these documents and the sending or access to the same are determined by law.

                                    PART VI
                                    -------

                         ANNUAL FINANCIAL STATEMENTS
                                    RESULTS

ARTICLE 33 - ANNUAL FINANCIAL STATEMENTS

     Regular accounts of the operation of the Company are maintained as required by law. At the close of each fiscal year, the Board of Directors draws up an inventory of the assets and liabilities as of that date. It also draws up a balance sheet setting forth the assets and liabilities and showing in a clear manner the net worth, the summary of operating results showing the income and expenses of the year, and the annexes which complete and comment on the data in the balance sheet and profit and loss statement.

     It includes, even if there is insufficient or no profit, amortizations and the necessary reserves. A statement of sureties, endorsements and guaranties given and sureties allowed by the Company is added to the balance sheet.

     The Board of Directors prepares the management report on the state of the Company during the year ended, its probable development, the important events that occurred between the close of the fiscal year and the date of the report and its activities in the areas of research and development.


ARTICLE 34 - FIXING, ALLOCATION AND DISTRIBUTION OF THE RESULT

     The results table that recapitulates earnings and expenses for the fiscal year reveals, after the subtraction of amortization and reserves, the profits or losses for the year.

     After deducting prior losses, if any, at least 5% of the profits for the year cue allocated to the legal reserve. This payment is no longer obligatory once the reserve equals 10% of the capital of the Company; it is resumed whenever, for any reason, the legal reserve drops below this 10%.

     Distributable earnings are composed of earnings of the fiscal year minus prior losses and allocations to the legal reserve as provided by law and the charter, plus earnings carried over.

     After deduction of the amounts put into the reserve as provided by law and the present charter and of the amount of the cumulative preferred dividends, the general meeting can decide to apply all of the distributable earnings to the creation of optional ordinary or extraordinary reserves, to balance carried down or to distribution to shareholders as dividends. Dividends are taken from the year's distributable earnings on a priority basis.

     The general meeting can, beyond this, decide on the distribution of amounts set aside for reserves over which it has control, showing clearly from which parts of the reserve these amounts are deducted.

     Aside from cases of reduction of capital, no distributions can be made to shareholders when its own capital is or would be as a result of the distribution below the amount of the capital plus reserves that the law or the charter forbid distributing. Revaluation reserves are not distributable. They can be incorporated into the capital in part or in total.

     Losses, if there are any, can once the accounts have been approved by the general meeting, be carried over, to be subtracted from the earnings of a subsequent year until they are extinguished.


ARTICLE 35 - MODES OF PAYMENT OF DIVIDENDS - PAYMENTS IN INSTALLMENTS

     The general shareholders meeting voting on the accounts has the power to offer to each shareholder, for all or a part of the dividend to be distributed or installments of dividends, the choice of payment of the dividend or installment on dividend in shares or in cash. The mode of payments of dividends in cash shall be decided by the Board of Directors or, if they fail to do so, by the shareholders.

     Payments of dividends in cash should be made within not more than nine (9) months after the close of the fiscal year, unless this period is prolonged by order of the court.

     Nonetheless, once a balance sheet drawn up at the end of a fiscal year and certified by the official auditor indicates that the Company, since the end of the previous fiscal year, after amortization, deductions for any past existing losses if provisions for the amounts to be put in the reserves according to law or the charter, made a profit, installments on dividends can be distributed before the approval of the accounts for the fiscal year. The amount of these installments cannot exceed the total of the profits so defined.

        A request for payment of dividends in shares should be made within a period fixed by the general meeting but not exceeding three (3) months later. This time period can be suspended for a period which cannot exceed three (3) months, by a decision of the Board of Directors, in case of an increase in capital.

        No claiming for dividends can be made by the shareholders unless the distribution was effected in violation of the legal form and the Company establishes that the beneficiaries knew the irregular character of this distribution at the time or could lot be unaware of it given the circumstances. In that case, the statute of limitations for the claim for refund is three (3) years after the payment of the dividend.

        Dividends not claimed within 5 years of being paid are forfeited.

ARTICLE 36 - "CAPITAUX PROPRES" (NET WORTH) LESS THAN ONE-HALF OF COMPANY'S SHARE CAPITAL

        If due to losses established in the accounting documents the net worth of the Company becomes less then one-half of the share capital of the Company, the Board of Directors must, within the four (4) months following the approval of the accounts which revealed the losses, convene an extraordinary general meeting of the shareholders, to decide if the Company must be dissolved. If the dissolution is not declared, the capital must be, in the time period fixed by law mid under the conditions of Article 14 above, reduced by an amount equal to the losses if, within this time, the net worth f the Company did not again become equal to one-half of the Company's capital. In either case, the decision of the general meeting is published according to law.
        In case of non-observance of the above, all interested parties may request the dissolution of the Company in the court. The same is true if the shareholders were not able to deliberate validly. However, the court may not pronounce the dissolution if, on the day it is ruling on the reserve, it has been regularized.

                                   PART VII
                                   --------

                          DISSOLUTION AND LIQUIDATION

ARTICLE 37 - DISSOLUTION

I. The Company is dissolved on the expiration date of its terms. At least one year before this date, the Board of Directors convenes an extraordinary general meeting to decide whether or not the term of the Company should be extended. In all cases, the decision of the meeting will be made public.

        If the Board of Directors does not call this general meeting any shareholder, after a formal notice by registered letter has been unsuccessful can request that the President of the Court of Commerce, acting upon request, name a legal representative for the purpose of calling this general meeting.

II. Early dissolution

          (a) Sole shareholder.
              ----------------

          If all the shares are held by a single shareholder, this does not automatically cause the dissolution of the Comapny. Any interested party can request this dissolution if the situation has not been regularized within one year. The sole shareholder can dissolve the Company at any time by a declaration to the Clerk of the Court of Commerce.

          (b) Decision of shareholders
              ------------------------

          Early dissolution of the Company can be pronounced by the extraordinary general meeting at any time.

              (c) Reduction of number of shareholders to less than seven (7)
                  ----------------------------------------------------------

          The Court of Commerce may, at the request of any interested party, pronounce the dissolution of the Company if the number of shareholders has been reduced to under seven (7) for more than one (1) year. It may give the Company a period of no more than six (6) months to remedy the situation.

          (d) Reduction of capital to an amount below the legal minimum
              ---------------------------------------------------------

          When the capital of the Company has been reduced to an amount below the legal minimum for more than one year, a suit for dissolution of the Company is only admissible two months after a formal notice to regularize the situation, as provided by law. This formal notice is addressed to the Company by an extra legal transaction.

ARTICLE 38 - LIQUIDATION

     The Company is in liquidation from the moment of its dissolution for whatever cause. The Company's name is followed by the words "company in liquidation". This attribution and the name(s) of the liquidators should be on all the acts and documents emanating from the Company destined for third parties, especially on all letters, bills, announcements and publications.

     The legal personality of the Company continues for the purpose of liquidation, until its conclusion. The dissolution of a Company only affects third parties as of the date of its publication in the Register of Commerce and Companies.

     Upon dissolution of the Company, one or several liquidators are named by an extraordinary general meeting of shareholders according to same quorum and majority rules provided for with respect to ordinary general shareholders meetings. The liquidator represents the Company. He is given the broadest powers to maximize the assets, even in private sales. He is empowered to pay creditors and divide available assets. The general meeting of shareholders can authorize the liquidator to continue current business or to begin new business for the requirements of the liquidation.

     The division of the net value remaining after paying back of the face value of the shares corresponds to the same proportion as their participation in the capital. The shareholders are convened at the end of the liquidation to rule on the final accounts, on the payment for the managment of the liquidator, the discharge of his mandate and to determine the completion of the liquidation.

                                   PART VIII
                                   ---------

                                   DISPUTES


ARTICLE 39 - DISPUTES

     Any disputes which may arise during the term of the Company, or during its liquidation, between the Company and its shareholders, or between the shareholders themselves about Company matters, will be submitted to the jurisdiction of the competent courts of the Company's headquarters.

     In this regard, in cage of dispute, any shareholder will have to elect a domicile in the jurisdiction of the court of the area of the Company's headquarters and all the writs or notifications will regularly be delivered to that elected domicile, without regard to the real domicile; failing this election of domicile; failing this election of domicile, writs or notifications will be validly delivered at the department of the Procurator of the Republic at the Superior Court of the Company headquarters.

                                    PART IX
                                    -------

             APPOINTMENT OF FIRST DIRECTORS AND OFFICIAL AUDITORS;
                     FORMALITIES OF CREATION; PUBLICATION


ARTICLE 40 - APPOINTMENT OF FIRST DIRECTORS

     The following are appointed to be the first Directors of the Board of
Directors: [addresses omitted]

         -[_____________]
         -[_____________]
         -William McHale
         -Paul A. Lipari

     The Directors thus appointed have each declared, in person or by their representatives that, for themselves, they accept the task entrusted to them and there is not in their own right any incompatibility or restraint to this appointment.

     Terms of office of Directors shall be three (3) years.

     However, the first Directors are appointed for a term of three (3) years, that is, to the close of the ordinary general meeting that will be called to rule on the accounts of the fiscal year ending [_______].


ARTICLE 41 - APPOINTMENT OF OFFICIAL AUDITORS

     The following are appointed titular official auditors until the close of the ordinary general meeting ruling on the accounts of the sixth fiscal year:

          -[__________][address omitted]

     Also appointed for the same period, as deputy official auditor in of the death or impediment of the titular official auditor:

          --[________________] [address omitted]

     The official auditors thus appointed declare they accept the mandate confided to them; they also declare that they will meet the conditions required by law the exercise of their functions and will not become incompatible with their legal task,

     The terms of their functions will expire with the general meeting which will rule on the accounts of the sixth fiscal year of the Company, unless they are renewed.

     The compensation of the official auditors is fixed in accordance with existing regulations.


ARTICLE 42 - DATE OF LEGAL FORMATION OF COMPANY - REGISTRATION AT THE REGISTRY OF COMMERCE AND COMPANIES - STATE OF ACTS PERFORMED BEFORE SIGNATURE OF CHARTER
- AUTHORIZATION OF UNDERTAKINGS AFTER SIGNATURE OF CHARTER - PUBLICATION -
POWERS

I. Date of Legal Formation of Company
   ----------------------------------

     In accordance with the law, the Company will only enjoy legal status as of the date of its registration at the Registry of Commerce and Companies.

II. Registration at the Registry of Commerce and Companies
    ------------------------------------------------------

     The Board of Directors must, beginning now, fulfill all the necessary formalities so this registration may be accomplished as quickly as possible.

III. A list of the acts performed in the name of the Company-in-formation, with an indication of the undertakings resulting therefrom, is annexed to the present charter; its signature will convey the retaking of these engagements by the Company as soon as it is registered on the Registry of Commerce and Companies. This list has also been at the disposal of the shareholders for the legal period of time at the Company's headquarters.

IV. Assumption of undertakings after the registration of the Company
    ----------------------------------------------------------------

     The shareholder(s) having the general management of the Company are also empowered, as soon as they are appointed, to do and subscribe to acts and undertakings with their stated and legal powers on behalf of the Company. These acts and undertakings will be considered as having been made and subscribed to from the beginning by the Company, upon approval by the general meeting of shareholders, after the registration of the Company on the Registry of Commerce and Companies, of their conformity with the mandate described above, and at the very latest, by the approval of the accounts of the first fiscal year.

V. Publication - Powers
   --------------------

     For purposes of publishing this Company in conformity with existing law and regulations, all power is hereby given to the holder of the original or a copy of the present charter and whatever other documents may be required.

ARTICLE 43 - EXPENSES

     The expenses, fees and compensation of the presents and of their successors will be borne by the Company as general expenses and amortized in the first year, and in any case, before any distribution of profits.

     Executed in Paris, the [____________], in as many originals as necessary for one copy to be deposited at the Company headquarters and for the execution of all the necessary formalities.


[signature lines and annex omitted]

                               SERVICE AGREEMENT


BY AND BETWEEN:

     [Sligos/Marben], a French societe anonyme, with registered capital of _______ French francs, having its registered office at ____________, France, listed with the Registry of Commerce and Businesses of Paris under registration number ________, and represented by ____________, who is duly authorized to so act (hereinafter referred to as "[Sligos/Marben]");

AND:

     [JVC], a French societe anonyme, with registered capital of ________ French francs, having its registered office at ________________, France, in the process of being listed with the Registry of Commerce and Businesses of Paris, and represented by ____________ (hereinafter referred to as the "Company").


WHEREAS:


A. DSET Corporation and [Sligos/Marben] have entered into a joint venture agreement on April __, 1997 and created the Company, a societe anonyme.

B. The Company wishes to engage [Sligos/Marben] for the purpose of rendering to it certain administrative services (hereinafter "the Services") as described below.

C. [Sligos/Marben] is willing to render the Services to the Company under the terms and conditions set forth below.


NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.    Engagement of [Sligos/Marben]
      -----------------------------

1.1 The Company hereby engages [Sligos/Marben] to provide the Services to the Company, and [Sligos/Marben] hereby accepts such engagement. The parties hereto acknowledge that in rendering the Services and performing its duties hereunder, [Sligos/Marben] shall be acting as an independent contractor, and nothing in this Agreement shall be construed as meaning that the Company and [Sligos/Marben] are partners or joint venturers, any such intent being hereby expressly disclaimed.


1.2 [Sligos/Marben] shall not be held liable or responsible in any way for any existing or future debts, liabilities, obligations or duties of the Company under this Service Agreement. Nor shall [Sligos/Marben] be held liable to the Company for any act or omission, except in the event of gross negligence, deliberate transgression of duty or breach of the terms hereof.

2.  Obligations of [Sligos/Marben].
    ------------------------------

2.1 The Services shall be rendered by [Sligos/Marben] using reasonable care and in conformity with the principles and guidelines which the Company shall communicate to [Sligos/Marben] from time to time.

2.2 In rendering the Services hereunder and performing the obligations set forth herein below, [Sligos/Marben] may not bind the Company contractually with regard to third parties.

3.  Obligations of the Company.
    --------------------------

The Company shall take all necessary actions to enable [Sligos/Marben] to perform its duties as set forth hereunder, including but not limited to responding as promptly as possible to all matters submitted to the Company for its opinion, instruction or approval.

4.  Services to be rendered by [Sligos/Marben].
    ------------------------------------------

Subject to the foregoing, [Sligos/Marben] shall provide the Company with the following Services:

    (a) Financial Records and Reports. [Sligos/Marben] shall assist the
        -----------------------------
Company in the maintenance of its accounting records and books of account, in the preparation of its annual accounts and interim financial statements; and it shall ensure that, within the time limits prescribed by law, the Company shall prepare an accounting report that is in conformity with legal rules and regulations in force. In particular, [Sligos/Marben] shall provide the Company with the following:

        (i) Within ninety (90) days following the close of the fiscal year, a balance sheet and an income statement showing the results of the Company's operations during the past fiscal year, as certified by the Company's statutory auditors; and

        (ii) From time to time, as may be required by law or as the Company may deem appropriate, technical assistance and information necessary to prepare and complete any declaration required of the Company and to respond to any such request sent to it.

Moreover, on the basis of data provided by the Company, [Sligos/Marben] shall assist at the request of the Company in the preparation of forecasted financing plans, budgets and forecasts of any nature, as requested, which must be furnished to the Company before the commencement of each fiscal year.

    (b) Personnel. In accordance with instructions received from the Company,
        ---------
[Sligos/Marben] shall assist the Company in the selection, recruitment and administration of the Company's personnel, including, in particular, the preparation of salary slips and the completion of all formalities regarding the Company's payroll and social security obligations, pursuant to all applicable laws and regulations.

    (c) General Office. [Sligos/Marben] shall co-ordinate the Company's
        --------------
general office functions, under the direction and supervision of the Company.

        (d)     Insurance.  At the Company's request, [Sligos/Marben] shall
                ---------
provide the Company with the assistance necessary to take out insurance policies for those categories of risk for which the Company wishes to be covered.

        (e)     Corporate legal assistance. [Sligos/Marben] shall provide
                --------------------------
general legal assistance for corporate housekeeping matters that may be required by the Company, being essentially the preparation of the minutes of regularly held meetings of the board of directors and shareholders meetings, and shall maintain the Company's legal books and records.

5.      Remuneration.
        ------------
As consideration for the Services rendered by [Sligos/Marben] to the Company, the Company shall pay [Sligos/Marben] a fixed monthly remuneration (hereinafter referred to as the "Remuneration") of 12,000 French Francs

The remuneration of any services which is not rendered by [Sligos/Marben] to the Company under Article 4 herein above will be calculated separately and on a case by case basis.

6.      Payment Terms.
        -------------
No later than the fifteenth day following the end of each month and, for the first time, on __________, the Company shall pay [Sligos/Marben] an amount equal to [_______] French Francs.

7.      Costs and Expenses Not Included in the Services.
        -----------------------------------------------

        Aside from the Remuneration specified in Article 5 herein above, [Sligos/Marben] shall be immediately reimbursed for costs and expenses incurred in connection with the rendering, at the request of the Company, of services other than those mentioned above, i.e., all expenses assumed by [Sligos/Marben] in connection with services rendered by third parties for the ultimate and exclusive benefit of the Company, it being expressly understood by the Parties that such services may be rendered to the Company indirectly through [Sligos/Marben]. Supporting documentation must be provided for such expenses and the amounts involved must not exceed the limits which shall have been set by mutual agreement between[Sligos/Marben] and the Company.

8.      Term and Termination.
        --------------------

8.1 The effective date of this Agreement shall be _____ 1997 (hereinafter referred to as the "Effective Date"). The term of this Agreement shall be for a period of two (2) years, commencing as of the Effective Date (hereinafter referred to as the "Initial Term"), subject to the application of Article 8.2 herein below. This Agreement shall be automatically renewed for periods of one year duration, unless either one of the parties hereto gives notice to the other party at least three (3) months prior to the expiration of the Initial Term of its decision not to renew it.

8.2 The present Agreement may also be terminated by either party upon a notice sent by registered mail, return receipt requested, (i) if the other party has defaulted in the performance of any of its obligations and has not remedied such default within thirty (30) days after receipt of an official notice to such effect or (ii) if the parties are unable to agree upon the Budget of any Succeeding Period pursuant to Article 5.1 (b) above.

8.3 Upon termination of this Agreement, for any reason whatsoever, the respective obligations of the parties shall cease. However, each party shall remain liable for payments which remain due in connection with the Services rendered.

9.   Confidentiality.
     ---------------

9.1 As of the signature date hereof, [Sligos/Marben] undertakes not to divulge or disclose to any third party any confidential information to which it had access in the course of carrying out its duties or obligations hereunder. [Sligos/Marben] shall cause its directors, officers, employees and agents to observe this obligation of confidentiality.

9.2 However, [Sligos/Marben] shall not be subject to any obligation of confidentiality if:

     (a) the divulged information had already become public knowledge by the time it was disclosed by [Sligos/Marben]; or

     (b) the divulged information was disclosed with the prior written approval of the Company; or

     (c) the disclosure of such information was required by governmental, administrative or judicial authorities.

10.  Indemnification.
     ---------------

The Company shall, to the fullest extent permitted by applicable law, indemnify [Sligos/Marben] for any expenses (including legal fees and expenses), judgments, fines and amounts incurred by [Sligos/Marben] in connection with any complaint, legal action and, more generally, any third-party claim generated by, or arising from, the rendering of the Services. However, [Sligos/Marben] may not claim indemnification if the procedure or action in question establishes that [Sligos/Marben] committed and act of negligence, intentional wrongdoing or breach of its obligations hereunder.

11.  Notices.
     -------

Any notices or exchanges of information contemplated hereunder shall be deemed to have been validly sent when sent to the addresses which appear at the beginning of this Agreement, or to any other address as may have been indicated by the intended recipient pursuant to the terms of the present Article. Unless stated otherwise hereunder, all instructions, directions and notices shall be sent by hand delivery, in exchange for a receipt dated and signed by the recipient, or by registered mail, return receipt requested, postage prepaid, and such notice shall be presumed to have been received on the date indicated by the intended recipient on the receipt, if delivered by hand, or on the date indicated on the return receipt for registered mail if sent by registered mail, or, moreover, on the date it was first delivered, if it has not been retrieved by its intended recipient.

12.     Miscellaneous.
        -------------

12.1    No Assignment.
        -------------

Except in the event of a merger, spin-off or partial business transfer, the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party to this Agreement.

12.2    Entire Agreement; Amendments.
        ----------------------------

This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings on such subject matter. This Agreement may not be modified or amended, except by an instrument in writing signed by the parties hereto.

12.3    Section Headings.
        ----------------

The section headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.4    Examination of Books.
        --------------------

[Sligos/Marben] and the Company shall have the right, upon request, to examine at all reasonable times all accounting and corporate records maintained by the other party and which pertain to this Agreement.

12.5    Binding Effect.
        --------------

Subject to the provisions of Article 12.1, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

12.6    Governing Law.
        -------------

This Agreement is governed by the laws of France.

12.7    Severability.
        ------------

If any term, clause or provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall not be affected, but shall continue in full force and effect. The parties undertake to replace such invalid or unenforceable term, clause or provision, by adhering, to the greatest extent possible, to the meaning and the intent of the invalid term, clause or provision.

12.8     Return of Books.
         ---------------

In the event that this Agreement is terminated, the originals of all books, records and other information that [Sligos/Marben] prepared or maintained in connection with the performance of its obligations hereunder shall be returned within thirty (30) days following the termination of this Agreement. However, [Sligos/Marben] may retain a copy of the documents that it shall have returned to the Company.

12.9     No liability for Judgments.
         --------------------------

[Sligos/Marben] may not be held liable for any of the Company's obligations. Nor may [Sligos/Marben] be held liable for any act of breach or default committed by the Company, unless the obligation or default resulted from an act of negligence or from an intentionally wrongful act committed by [Sligos/Marben].

12.10    Jurisdiction.
         ------------

The Parties shall undertake to reach an amicable, out-of-court settlement with regard to any disputes which arise in connection with the interpretation or performance of this Agreement. If no such settlement can be reached, all disputes shall be submitted to the exclusive jurisdiction of the Courts of Paris.


IN WITNESS WHEREOF, this Agreement is executed by the parties in two originals

On April __, 1997


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[Sligos/Marben]                                 [JVC]